                                                                   EXHIBIT 10.12

--------------------------------------------------------------------------------




                           STOCK PURCHASE AGREEMENT

                                     AMONG

                              PMT HOLDINGS, INC.,

                        INTERSTATE CONSOLIDATION, INC.,

                    INTERSTATE CONSOLIDATION SERVICE, INC.,

                               GARY I. GOLDFEIN

                                      AND

                               ALLEN E. STEINER

                         DATED AS OF DECEMBER 16, 1997


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                    PAGE
                                                                    ----
ARTICLE I PURCHASE AND SALE OF SHARES...............................   1
 1.1.  Transfer of Shares...........................................   1
 1.2.  Purchase Price...............................................   2
 1.3.  Payments at Closing..........................................   2
 1.4.  Delivery of Shares...........................................   3
 1.5.  Further Assurances...........................................   3

ARTICLE II THE CLOSING..............................................   3

ARTICLE III FINAL DETERMINATION OF ADDITIONAL AMOUNT................   3

 3.1.  Preparation and Delivery of Statements.......................   3
 3.2.  Adjustments and Payment......................................   5
 3.3.  Reimbursement of Transaction Expenses........................   6
 3.4.  Affiliate Payments From December 1 to Closing................   6
 3.5.  Dividends; Etc...............................................   6

ARTICLE IV SEVERAL REPRESENTATIONS AND WARRANTIES OF EACH SELLER....   7

 4.1.  Title to the Shares..........................................   7
 4.2.  Authority; Noncontravention; Consents........................   7
 4.3.  Investment Representations...................................   8

ARTICLE V SEVERAL REPRESENTATIONS AND WARRANTIES OF EACH SELLER.....   9

 5.1.  Organization, Power, Authority and Good Standing.............   9
 5.2.  Authorization, Execution and Enforceability..................   9
 5.3.  Consents.....................................................  10
 5.4.  Capitalization...............................................  11
 5.5.  Subsidiaries; Investments....................................  12
 5.6.  Financial Information........................................  12
 5.7.  Absence of Undisclosed Liabilities...........................  13
 5.8.  Absence of Changes...........................................  13
 5.9.  Tax Matters..................................................  14
 5.10. Title to Assets, Properties and Rights and Related Matters...  16
 5.11. Real Property-Owned or Leased................................  17
 5.12. Intellectual Property........................................  18
 5.13. Agreements, No Defaults, Etc.................................  18
 5.14. Litigation, Etc..............................................  21
 5.15. Compliance with Laws.........................................  21
 5.16. Insurance....................................................  22
 5.17. Labor Relations; Employees...................................  22
 5.18. ERISA Compliance.............................................  23
 5.19. Environmental Matters........................................  24
 5.20. Brokers......................................................  26
 5.21. Related Party Transactions...................................  26
 5.22. Accounts and Notes Receivable................................  26
 5.23. Bank Accounts; Powers of Attorney............................  27
 5.24. Suppliers and Vendors........................................  27
 5.25. Customers....................................................  27
 5.26. Conflicts of Interest........................................  28
 5.27. Disclosure...................................................  28

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................................................  28

  6.1.  Organization; Corporate Authority...................................................................  28
  6.2.  Corporate Action; Authority; No Conflict............................................................  29
  6.3.  Consents............................................................................................  29
  6.4.  Capitalization......................................................................................  30
  6.5.  Brokers.............................................................................................  30
  6.6.  Duly Authorized, Validly Issued PMT Shares..........................................................  30
  6.7.  Investment Representations..........................................................................  30
  6.8.  Financial Information...............................................................................  31
  6.9.  Absence of Undisclosed Liabilities..................................................................  32
  6.10. Absence of Changes..................................................................................  32
  6.11. Agreements, No Defaults, Etc........................................................................  33
  6.12. Litigation, Etc.....................................................................................  33
  6.13. Compliance with Laws................................................................................  33

ARTICLE VII COVENANTS AND AGREEMENTS........................................................................  34

  7.1.  Transfer of A&G Investments Assets..................................................................  34
  7.2.  Cooperation Regarding Tax Filings...................................................................  34
  7.3.  Real Property Lease.................................................................................  34
  7.4.  Noncompetition Covenant.............................................................................  35
  7.5.  Employee Matters....................................................................................  37
  7.6.  Purchaser Covenants and Treatment of Transferred Employees Under Purchaser Employee Benefit Plans...  38
  7.7.  Termination of Certain Agreements...................................................................  38
  7.8.  Use of Certain Power Intermodal Assets..............................................................  38

ARTICLE VIII DELIVERIES AT CLOSING..........................................................................  39

  8.1.  Deliveries by the Sellers...........................................................................  39
  8.2.  Deliveries by the Purchaser.........................................................................  40

ARTICLE IX INDEMNIFICATION..................................................................................  41

  9.1.  Indemnification Generally; Etc......................................................................  41
  9.2.  Assertion of Claims.................................................................................  42
  9.3.  Notice and Defense of Third Party Claims............................................................  43
  9.4.  Survival of Representations and Warranties..........................................................  44
  9.5.  Limitations on Indemnification......................................................................  44
  9.6.  Satisfaction of Indemnification Obligations of the Seller Indemnifying Persons......................  45
  9.7.  Special Indemnification.............................................................................  46
  9.8.  Satisfaction of Claims by Purchaser.................................................................  47
  9.9.  Cooperation Regarding Tax Proceedings...............................................................  47

ARTICLE X MISCELLANEOUS PROVISIONS..........................................................................  49

 10.1.  Amendment...........................................................................................  49
 10.2.  Entire Agreement....................................................................................  49
 10.3.  Severability........................................................................................  49
 10.4.  Benefits of Agreement...............................................................................  49
 10.5.  Expenses............................................................................................  50
 10.6.  Headings............................................................................................  50
 10.7.  Notices.............................................................................................  50
 10.8.  Counterparts........................................................................................  51
 10.9.  Governing Law.......................................................................................  51
 10.10. Independence of Covenants and Representations and Warranties........................................  52
 10.11. Interpretation; Construction........................................................................  52
 10.12. Remedies............................................................................................  53
 10.13. Consent of Spouses..................................................................................  53

                        ANNEXES, SCHEDULES AND EXHIBITS
                        -------------------------------


                                    ANNEXES
                                    -------


Annex I            -      Shareholder Ownership
Annex II           -      Certain Definitions
Annex III          -      Determination of Additional Amount

SCHEDULES
---------

Schedule 1.5       -      Further Assurances
Schedule 4.1       -      Title to the Shares
Schedule 4.2(a)    -      Authority; Noncontravention; Consents
Schedule 5.1       -      Foreign Jurisdictions
Schedule 5.1(b)    -      A&G Documents
Schedule 5.2(b)    -      A&G Documents
Schedule 5.3       -      Consents
Schedule 5.4       -      Capitalization
Schedule 5.5       -      Subsidiaries; Investments
Schedule 5.6       -      Financial Information
Schedule 5.7       -      Absence of Undisclosed Liabilities
Schedule 5.8       -      Absence of Changes
Schedule 5.9(a)    -      Tax Matters
Schedule 5.9(c)    -      Taxing Authority Notifications
Schedule 5.10      -      Encumbrances
Schedule 5.10(a)   -      Location of Material Tangible Personal Property
Schedule 5.10(b)   -      Acquisitions and Dispositions in Past 24 Months
Schedule 5.11(a)   -      Leased Real Property
Schedule 5.11(b)   -      Leased Property Notices
Schedule 5.12(a)   -      Licensed Requisite Rights
Schedule 5.12(b)   -      Patents, Trademarks and Service marks
Schedule 5.13      -      Contracts
Schedule 5.13(b)   -      Oral Items
Schedule 5.13(c)   -      Funded Indebtedness
Schedule 5.14(a)   -      Proceedings, Orders
Schedule 5.14(b)   -      Certain Litigation Matters
Schedule 5.15      -      Compliance with Laws
Schedule 5.16(a)   -      Insurance Policies
Schedule 5.16(b)   -      Insurance Claims, Etc.
Schedule 5.17      -      Employees
Schedule 5.18(a)   -      Employee Benefit Plans
Schedule 5.18(b)   -      ERISA Compliance
Schedule 5.19(a)   -      Environmental Laws - Violations
Schedule 5.19(b)   -      Previous Facilities - Environmental Compliance

Schedule 5.21      -      Related Transactions
Schedule 5.22      -      Accounts and Notes Receivable
Schedule 5.23      -      Bank Accounts; Powers of Attorney
Schedule 5.24      -      Suppliers and Vendors
Schedule 5.25      -      Customers
Schedule 5.26      -      Conflicts of Interest
Schedule 6.1       -      Foreign Jurisdictions
Schedule 6.3       -      Consents
Schedule 6.4       -      Capitalization
Schedule 6.5       -      Brokers
Schedule 6.8       -      Financial Information
Schedule 6.9       -      Absence of Undisclosed Liabilities
Schedule 6.10      -      Absence of Changes
Schedule 6.12      -      Certain Litigation Matters
Schedule 6.13      -      Compliance With Laws
Schedule 7.1       -      Transferred A&G Assets
Schedule 7.3       -      Real Property Lease
Schedule 7.6       -      ICI Plans to be continued
Schedule 7.7       -      Terminated Agreements

EXHIBITS
--------

Exhibit A          -      Form of Seller Note
Exhibit B          -      Form of Letter of Credit
Exhibit C-1        -      Form of Headquarters Lease
Exhibit C-2        -      Form of Lease Guaranty
Exhibit C-3        -      Form of Material Inducement
Exhibit D          -      Form of Opinion of Seller Group's Counsel
Exhibit E          -      Form of General Release
Exhibit F-1        -      Form of Employment Agreement of Gary I. Goldfein
Exhibit F-2        -      Form of Employment Agreement of Allen E. Steiner
Exhibit G          -      Form of Amended and Restated Stockholders Agreement
Exhibit H-1        -      Form of A&G Bill of Sale
Exhibit H-2        -      Form of A&G Assignment Agreement
Exhibit I          -      Form of Opinion of Purchaser's Counsel
Exhibit J          -      Spousal Consent

                            INDEX OF DEFINED TERMS

     The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:


                                                                             SECTION
                                                                            OR OTHER
TERM                                                                        LOCATION
----                                                                        --------
A&G                                                                           5.2(b)
A&G Assigned Leases                                                              7.1
A&G Bill of Sale                                                                 7.1
A&G Documents                                                                  5.2(b)
Acquisition Proposal                                                         Annex II
Actual Knowledge                                                             Annex II
Additional Amount                                                           Annex III
Affiliate                                                                    Annex II
Agreement                                                                        10.2
Audited Financial Statements                                                5.6(a)(i)
Best Knowledge                                                               Annex II
Business                                                                     Preamble
Business Day                                                                 Annex II
Capital Leases                                                               Annex II
Cash Portion                                                                      1.2
Charter Documents                                                            Annex II
Closing                                                                   Article III
Closing Date                                                              Article III
Closing Date Financial Statements                                              3.1(a)
Closing Payment                                                                   1.3
Company                                                                       Caption
Company Common Stock                                                         Preamble
Company Employee Plans                                                        5.18(a)
Competing Business                                                             7.4(c)
Contract                                                                     Annex II
Control                                                                      Annex II
Covered Properties                                                            5.19(b)
EMI                                                                              6.10
Employee Benefit Plan                                                        Annex II
Employment Agreements                                                          8.1(f)
Encumbrances                                                                 Annex II
Environmental, Health and Safety Laws                                        Annex II
Environmental/Tax Cap                                                          9.5(a)
ERISA Affiliate                                                              Annex II
Estimated Additional Amounts                                                      1.3
Financial Statements                                                       5.6(a)(ii)
Funded Indebtedness                                                          Annex II

                                                                              SECTION
                                                                             OR OTHER
TERM                                                                         LOCATION
----                                                                         --------
General Release                                                                8.1(e)
Governmental Entity                                                          Annex II
Guaranty                                                                     Annex II
Headquarters Lease                                                                6.3
ICI                                                                           Caption
ICS                                                                           Caption
Indemnified Persons                                                          Annex II
Indemnifying Persons                                                         Annex II
Independent Accounting Firm                                                    3.1(b)
Intellectual Property Rights                                                 Annex II
Key Employees                                                                Annex II
Latest Balance Sheet Date                                                 5.6(a)(iii)
Latest Balance Sheet                                                      5.6(a)(iii)
Law                                                                          Annex II
Lawsuit                                                                      Annex II
Leased Property                                                               5.11(a)
Letter of Credit                                                                  1.3
Letters of Credit                                                                 1.3
Liability                                                                    Annex II
Licensed Requisite Rights                                                  5.12(a)(i)
Litigation Cap                                                                    9.7
Litigation Expense                                                           Annex II
Losses                                                                       Annex II
Orders                                                                       Annex II
Owned Requisite Rights                                                     5.12(a)(i)
Pacific Motor                                                                     6.8
Permits                                                                      Annex II
Permitted Encumbrances                                                       Annex II
Person                                                                       Annex II
PMT                                                                           Caption
PMT Annual Financial Statements                                                   6.8
PMT Interim Financial Statements                                           6,8(a)(ii)
PMT Latest Balance Sheet                                                   6.8(a)(ii)
PMT Remainder Cap                                                              9.5(b)
PMT Unaudited Financial Statements                                         6.8(a)(ii)
PMT Shares                                                                        1.3
Power Intermodal                                                               1.3(c)
Pre-Closing Dividend                                                         Annex IV
Proceedings                                                                  Annex II
Proportionate Percentage                                                     Annex II
Purchase Price                                                                    1.2
Purchaser                                                                     Caption
Purchaser's Accountants                                                        3.1(b)

                                                                                      SECTION
                                                                                     OR OTHER
Term                                                                                 LOCATION
----                                                                                ---------
Purchaser Indemnified Persons                                                        Annex II
Purchaser Indemnifying Persons                                                       Annex II
Purchaser Losses                                                                     Annex II
Purchaser Representation Cap                                                           9.5(b)
Real Property Lease                                                                       6.3
Related Documents                                                                    Annex II
Remainder Cap                                                                          9.5(a)
Representation Cap                                                                     9.5(a)
Requisite Rights                                                                   5.12(a)(i)
Securities                                                                           Annex II
Securities Act                                                                       Annex II
Seller Group                                                                          Caption
Seller Indemnified Persons                                                           Annex II
Seller Indemnifying Persons                                                          Annex II
Seller Losses                                                                        Annex II
Seller(s)                                                                             Caption
Seller Note                                                                               1.3
Seller Notes                                                                              1.3
Sellers' Accountants                                                                      3.1
Shares                                                                               Preamble
Special Liabilities                                                                       9.7
Special Tax Losses                                                                   Annex II
Spousal Consent                                                                         10.13
Stockholders Agreement                                                                 8.1(g)
Subsidiary                                                                           Annex II
Survival Date                                                                             9.4
Tax Return                                                                           Annex II
Tax(es)                                                                              Annex II
Third Party Claim                                                                         9.3
Transferred Employees                                                                     7.6
Unaudited Financial Statements                                                     5.6(a)(ii)

     STOCK PURCHASE AGREEMENT dated as of December 16, 1997, by and among, PMT HOLDINGS, INC., a Delaware corporation (the "Purchaser" or "PMT"), INTERSTATE
                                             ---------      ---
CONSOLIDATION, INC., a California corporation ("ICI"), INTERSTATE CONSOLIDATION
                                                ---
SERVICE, INC., a California corporation ("ICS"; and ICI and ICS collectively,
                                          ---
the "Companies" and each individually, a "Company"), and GARY I. GOLDFEIN and
     ---------                            -------
ALLEN E. STEINER (each, a "Seller," and collectively, the "Sellers," and
                           ------                          -------
together with the Companies prior to the Closing, the "Seller Group").
                                                       ------------

                                   PREAMBLE

     The Companies are engaged in the business (the "Business") of providing the
                                                     --------
following transportation services to third party customers: (i) nationwide trailer load intermodal transportation services throughout the United States, Canada and Mexico; (ii) less-than-truckload common carrier services with 48-state operating authority from Southern California origins to all points in the continental United States; (iii) local container and railroad intermodal drayage, consolidation, deconsolidation and distribution services; and (iv) contract warehousing, freight handling and customized logistics services through its U.S. customs bonded container freight station. The Sellers are the sole shareholders of the Companies, with each Seller owning that number of shares of common stock, no par value, of each of the Companies (collectively, the "Company
                                                                         -------
Common Stock"), as is set forth opposite such Seller's name on ANNEX I attached
------------                                                   -------
hereto. The shares of Company Common Stock owned by the Sellers are collectively referred to herein as the "Shares." The Sellers desire to sell to
                                        ------
the Purchaser, and the Purchaser desires to purchase from the Sellers, all of the Shares, on the terms and subject to the conditions contained in this Agreement. Certain capitalized terms used in this Agreement are defined on ANNEX II attached hereto.
--------

     ACCORDINGLY, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

1.1.   TRANSFER OF SHARES.
       ------------------

     On the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, transfer, convey and assign to the Purchaser, and the Purchaser shall purchase and acquire from the Sellers, all of the Shares, free and clear of all Encumbrances.

1.2.   PURCHASE PRICE.
       --------------

       The aggregate purchase price (the "Purchase Price") to be paid by the
                                          --------------
Purchaser to the Sellers for the Shares shall be an aggregate amount equal to the sum of the Cash Portion plus the PMT Shares issued and delivered by PMT to
                            ----
the Sellers at the Closing pursuant to SECTION 1.3.  As used herein, the term
                                       -----------
"Cash Portion" means the sum of (i) the amount set forth in CLAUSE (I) of
-------------                                               ----------
SECTION 1.3(A), plus (ii) the Additional Amount, as finally determined pursuant
--------------  ----
to ARTICLE III, plus (iii) the amount determined pursuant to CLAUSE (III) of
   -----------                                               ------------
SECTION 1.3(A).  As used herein, the term "Additional Amount" shall be defined
--------------                             -----------------
on, and determined in accordance with the provisions of, ANNEX III attached
                                                         ---------
hereto.

1.3.   PAYMENTS AT CLOSING.
       -------------------

       (a) At the Closing, the Purchaser shall pay to each Seller an amount equal to such Seller's Proportionate Percentage of the sum of (i) $16,851,719, plus (ii) $3,062,082, constituting the Estimated Additional Amount, plus (iii)
----                                                               ----
$69,562, constituting interest accrued on the sum of the amounts described in clauses (i) and (ii) at the rate of 8.5% per annum for the period from (and including) December 1, 1998, through (but excluding) the Closing Date, calculated based on the actual number of days elapsed over a year of 365 days (the sum of the amounts in clauses (i), (ii) and (iii) being called the "Closing
                                                                         -------
Payment" herein), by delivery to such Seller of (A) a non-negotiable promissory
-------
note of the Purchaser in such principal amount due January 2, 1998, in the form attached hereto as EXHIBIT A (each, a "Seller Note," and collectively, the
                   ---------           -----------
"Seller Notes") and (B) a non-negotiable, stand-by, irrevocable letter of credit
 ------------
issued by The First National Bank of Chicago, in a face amount equal to the principal amount of such Seller Note and securing the Purchaser's payment obligations under such Seller Note, in the form attached hereto as EXHIBIT B
                                                                   ---------
(each, a "Letter of Credit," and collectively, the "Letters of Credit"). As used
          ----------------                          -----------------
herein, the term "Estimated Additional Amount" means the parties' joint good
                  ---------------------------
faith estimate of the Additional Amount as set forth on ANNEX III.
                                                        ---------

       (b) At the Closing, the Purchaser shall issue and deliver to each Seller that number of shares of common stock, $.01 par value, of PMT (the "PMT Shares")
                                                                    ----------
set forth opposite such Seller's name on ANNEX I.
                                         -------

       (c) Prior to the Closing, the Sellers shall pay (or cause to be paid, as applicable) the following amounts to the Companies:

              (i) $285,135 in satisfaction of the outstanding accounts receivable due to the Companies from Power Intermodal, Inc. ("Power
                                                                   -----
     Intermodal") (such amount to be paid by Power Intermodal Inc.);
     ----------

              (ii) $501,954 in satisfaction of outstanding notes receivable due to the Companies from the Sellers for amounts advanced to the Sellers to fund payment of life insurance premiums; and

         (iii) $247,174 in reimbursement of amounts paid by the Companies prior to the Closing with respect to fees, costs and expenses incurred by the Sellers in connection with the transactions contemplated by this Agreement.

1.4.   DELIVERY OF SHARES.
       ------------------

     At the Closing, in consideration of the Purchaser's delivery of the Seller Notes, Letters of Credit and PMT Shares pursuant to Section 1.3 hereof, the
                                                    -----------
Sellers shall each deliver to the Purchaser the certificate or certificates representing the Shares of each Company owned by such Seller (or, in lieu thereof, an Affidavit of Loss and Indemnity reasonably satisfactory in form and substance to the Purchaser), duly endorsed for transfer to the Purchaser or accompanied by duly executed stock powers transferring the Shares to the Purchaser in each case sufficient in form and substance to convey to the Purchaser good title to all of the Shares, free and clear of all Encumbrances.

1.5.   FURTHER ASSURANCES.
       ------------------

     The Sellers shall, at any time after the Closing, upon the request of the Purchaser and at the Purchaser's expense, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other assurances as may be reasonably required to transfer, convey, grant and confirm to and vest in the Purchaser good title to (i) all of the Shares, and (ii) any asset used in or necessary to conduct the Business that is owned by a Seller or any Affiliate of any Seller (other than fee title to the real estate subject to the Headquarters Lease and those assets listed on SCHEDULE 1.5), in each case
                                                  ------------
free and clear of all Encumbrances.

                                  ARTICLE II

                                  THE CLOSING

     The closing (the "Closing") of the transactions contemplated by this
                       -------
Agreement shall take place at the offices of Manatt, Phelps & Phillips, LLP, counsel for the Seller Group, at their address set forth in SECTION 11.7, on
                                                            ------------
December 16, 1997, or at such other place or on such other date as shall be mutually agreeable to the parties hereto (the "Closing Date"), provided that all
                                               ------------
of the deliveries set forth in ARTICLE VIII have been made or waived.
                               ------------

                                  ARTICLE III

                   FINAL DETERMINATION OF ADDITIONAL AMOUNT

3.1.   PREPARATION AND DELIVERY OF STATEMENTS.
       --------------------------------------

     (a) As soon as practicable after the Closing, but in no event later than 90 days after the Closing Date, the Sellers shall cause KPMG Peat Marwick, LLP (the "Sellers' Accountants"), to prepare and deliver to the Purchaser and the
      --------------------
Sellers (i)audited
combined balance sheets of the Companies and Subsidiary as of the Closing Date, together with related footnotes, and related audited combined statements of earnings, stockholders' equity and cash flows of the Companies and Subsidiary for the period from January 1, 1997, through the Closing Date (collectively, the "Closing Date Financial Statements") and (ii) a certificate signed by the
 ---------------------------------
Sellers' Accountants setting forth the Sellers' Accountants' calculation of the Additional Amount and certifying that such calculation was made in accordance with ANNEX III. The Closing Date Financial Statements shall include a
     ---------
supplemental schedule to the audited combined financial statements presenting a combined statement of earnings and stockholders equity of the Companies and Subsidiary for the periods from January 1, 1997, through June 30, 1997, and from July 1, 1997, through November 30, 1997, adjusting for the provisions of Annex
III. Such supplemental schedule will be subjected to the auditing procedures applied in the audit of the Closing Date Financial Statements referred to in clause (i) above in relation to the Closing Date Financial Statements taken as a whole and will be utilized for the calculation of the Additional Amount and, accordingly, will be covered in the Sellers' Accountants' report thereon. The Closing Date Financial Statements shall be prepared in accordance with GAAP consistently applied; provided, however, that with respect to the Closing Date
                      --------  -------
Financial Statements, the Purchaser may specify changes in GAAP that are reasonably acceptable to the Sellers but such changes shall not affect the calculation of the Additional Amount. If not disputed by the Purchaser in accordance with SECTION 3.1(B), the Closing Date Financial Statements and the
                --------------
Sellers' Accountants' calculation of the Additional Amount shall be final and binding on the Sellers and the Purchaser for purposes of determining the adjustment to the Purchase Price, if any, to be made under this ARTICLE III.
                                                                -----------

     (b) If the Purchaser disputes any amounts reflected on the Closing Date Financial Statements or in the Sellers' Accountants' calculation of the Additional Amount, the Purchaser shall notify the Sellers in writing of each disputed item, specifying the amount thereof in dispute and setting forth in reasonable detail the basis for such dispute, within 30 days of the Purchaser's receipt of the Closing Date Financial Statements. The Purchaser shall be entitled to have Arthur Andersen (the "Purchaser's Accountants") review the
                                       -----------------------
Closing Date Financial Statements and the Sellers' Accountants calculation of the Additional Amount. The Sellers shall provide, and shall use their commercially reasonable efforts to cause the Sellers' Accountants to provide, to the Purchaser and the Purchaser's Accountants timely access to the work papers, trial balances and similar materials used in connection with or relating to the preparation and calculation of the Closing Date Financial Statements and the Additional Amount. In the event of such a dispute by the Purchaser, each of the Purchaser and the Sellers shall negotiate in good faith to resolve such dispute. If the Purchaser and the Sellers are unable to reach a resolution within 30 days following the Purchaser's delivery to the Sellers of its written notice of such dispute, the Purchaser and the Sellers shall submit the items in dispute for resolution to Price Waterhouse LLP or, in the event such persons are unable or unwilling to act, such other independent accounting firm as may be mutually acceptable to the Purchaser and the Sellers (the "Independent Accounting Firm"),
                                                  ---------------------------
which Independent Accounting Firm shall be instructed by the parties to determine and report to the Sellers and the Purchaser within upon such remaining disputed items within 30 Business Days of the submission of such items to the Independent Accounting Firm, and such report shall have the legal effect of an arbitral award and shall be final, binding and conclusive on the Sellers and the Purchaser.

     (c) The reasonable fees and disbursements of the Independent Accounting Firm shall be allocated between the Sellers on the one hand and the Purchaser on the other hand in the same proportion that the aggregate amount of such disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting
Firm) bears to the total amount of such disputed items so submitted. Up to $70,000 of the reasonable fees and disbursements of the Sellers' Accountants for the preparation, audit and delivery of the Closing Date Financial Statements shall be paid by the Purchaser. Each of the Sellers, on the one hand, and the Purchaser, on the other hand, shall bear all fees and disbursements of the Sellers' Accountants and the Purchaser's Accountants, respectively, incurred in connection with the discussion and negotiation of any and all disputes that may arise as to the determination of the Additional Amount and the Closing Date Financial Statements; provided, however, that in the event any such disputes are
                      --------  -------
submitted to and resolved by the Independent Accounting Firm, then all such reasonable fees and disbursements of the Sellers' Accountants and the Purchaser's Accountants shall be allocated between and borne by the Sellers, on the one hand, and the Purchaser, on the other hand, in the manner provided in the first sentence of this SECTION 3.1(C).
                           --------------

3.2.   ADJUSTMENTS AND PAYMENT.
       -----------------------

     Upon the final determination of the Additional Amount pursuant to SECTION
                                                                       -------
3.1, the following adjustment and payment, as applicable, shall be made:
---

          (i) if the Additional Amount as finally determined is greater than the Estimated Additional Amount, the Cash Portion shall be increased by an amount equal to such excess and the Purchaser shall, within 5 days after such final determination, pay to each Seller such Seller's Proportionate Percentage of the amount by which the Additional Amount as finally determined exceeds the Estimated Additional Amount, such payment to be made by wire transfer of immediately available funds to the account designated by such Seller;

          (ii) if the Additional Amount as finally determined is less than the Estimated Additional Amount, the Cash Portion shall be decreased by an amount equal to such deficiency and the Sellers shall jointly and severally pay to the Purchaser within 5 days after such final determination, by wire transfer of immediately available funds to an account designated by the Purchaser, the amount by which the Additional Amount as finally determined is less than the Estimated Additional Amount; and

          (iii) if the Additional Amount as finally determined equals the Estimated Additional Amount, then no adjustment shall be made to the Purchase Price and no payment shall be made under this ARTICLE III.
                                                            -----------

3.3.   REIMBURSEMENT OF TRANSACTION EXPENSES.
       -------------------------------------

     All transaction expenses (excluding expenses for travel by the Sellers) of the Companies or the Sellers either charged or chargeable against net income through the Closing Date will reimbursed to the Companies by the Sellers prior to or at the Closing. If the actual amount of such transaction expenses for such period is subsequently found to differ from the amount reimbursed to the Companies by the Sellers, the Companies will promptly reimburse the Sellers for the difference (if the actual amount is less than the amount reimbursed) or the Sellers will promptly reimburse the Companies for the difference (if the actual amount is greater than the amount reimbursed). All such transaction expenses arising after November 30, 1997, and not paid by the Companies (and thus subject to the reimbursement provisions of the preceding sentences of this Section) shall be paid directly by the Sellers, or, if any of the Companies is required (contractually or otherwise) to pay such amount, such Company will promptly be reimbursed by the Sellers for such amount so paid by it.

3.4.   AFFILIATE PAYMENTS FROM DECEMBER 1 TO CLOSING.
       ---------------------------------------------

     As promptly as practicable, but in any event within 30 days, after the Closing, the Sellers shall determine and pay to the Companies the sum of the following amounts: (i) the net amount by which any and all payments made by any of the Companies to any Seller or Affiliate of a Seller during the period from December 1, 1997, through the Closing Date exceeded that which would have been payable in accordance with this Agreement, the Headquarters Lease and the Employment Agreements as if such agreements had been in effect on and since December 1, 1997 (including salary and other compensation paid to the Sellers in excess of such amounts that would have been payable under their respective Employment Agreements), less the amount by which rent paid by the Companies for the headquarters premises plus truck parking rentals is less than $45,000, (ii) the net amount by which rents and other charges paid by the Companies to A&G during the period from December 1, 1997, through the Closing Date with respect to the trailers and other equipment leased by third parties to A&G under the A&G Assigned Leases exceeded the amounts paid by A&G to such third parties for such period with respect to such trailers and equipment, and (iii) the aggregate amount of all out-of-pocket expenses (including travel of third party advisers and representatives, but excluding expenses for travel by the Sellers) paid or incurred by the Companies in connection with the transactions contemplated by this Agreement to the extent the same were not paid by or reimbursed to the Companies by the Sellers pursuant to SECTION 3.3. In the event that the
                                     -----------
Purchaser's Accountants dispute the Sellers' determination of any of the foregoing amounts, such dispute shall be resolved by the Independent Accounting Firm in an manner consistent with the provisions of SECTION 3.1.
                                                    -----------

3.5.   DIVIDENDS; ETC.
       --------------

     The Sellers covenant and agree with the Purchaser that prior to the Closing
(i) the Sellers have reimbursed the Companies for transaction expenses paid by the Company in the amount of $247,174, (ii) the Sellers have reimbursed the Companies for advances previously made to the Sellers for insurance premiums in the amount of $501,954, (iii) the Sellers have caused Power Intermodal to satisfy its obligations to the Companies by the payment to the Companies of $285,135, and (iv) the aggregate amount of all dividends and distributions received by the Sellers from the Companies during the period from July 1, 1997, through the Closing equaled $2,030,000. In the event that any of the foregoing payments in clauses (i), (ii) and (iii) shall not have been made, in whole or in part, the Sellers shall make such payment promptly upon written demand from the Purchaser, and in the event that the aggregate amount of all dividends and distributions on or with respect to the capital stock of the Companies received by the Sellers from the Companies during the period from July 1, 1997, through the Closing exceeded $2,030,000, the Sellers shall reimburse the Companies for such excess amount promptly upon written demand from the Purchaser.

                                  ARTICLE IV

             SEVERAL REPRESENTATIONS AND WARRANTIES OF EACH SELLER

     Each Seller represents and warrants severally as to himself on and as of the date hereof as follows:

4.1.   TITLE TO THE SHARES.
       -------------------

     Such Seller is the lawful owner, of record and beneficially, of those Shares set forth opposite his name on ANNEX I attached hereto and has good and
                                      -------
marketable title to such Shares, free and clear of any Encumbrances whatsoever and with no restriction on the voting and transfer rights and other incidents of record and beneficial ownership pertaining thereto. Such Seller is not the subject of any bankruptcy, reorganization or similar proceeding. Except for this Agreement and except as set forth on SCHEDULE 4.1, there are no agreements
                                          ------------
or understandings between such Seller and any other Seller or any other Person with respect to the acquisition, disposition, transfer, registration or voting of or any other matters in any way pertaining or relating to any of the capital stock of the Companies. Such Seller does not have any right whatsoever to receive or acquire any additional capital stock of the Companies.

4.2.   AUTHORITY; NONCONTRAVENTION; CONSENTS.
       -------------------------------------

     (a) Such Seller has the full and absolute legal right, capacity, power and authority to enter into this Agreement and each Related Document to which such Seller is or will be a party, this Agreement and each Related Document to which such Seller is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by such Seller, and except as set forth on SCHEDULE 4.2(A) this Agreement and each Related Document is, or upon
         ---------------
the execution thereof will be, the valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) Neither the execution, delivery or performance by such Seller of this Agreement or the Related Documents to which such Seller is or will be a party nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Seller with any of the provisions hereof or thereof will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any material benefit under, any term, condition or provision of any Contract to which such Seller is a party, or by which such Seller or its assets may be bound or (ii) violate any Law applicable to such Seller, which conflict or violation could prevent the consummation of the transactions contemplated by this Agreement or any of the Related Documents to which such Seller is or will be a party or result in an Encumbrance on or against any assets, rights or properties of such Seller, or on or against any capital stock of any Company, or give rise to any claim against either Company or the Purchaser.

     (c) Except as contemplated by this Agreement, no Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by such Seller of this Agreement or the Related Documents to which such Seller is or will be a party or the consummation by such Seller of the transactions contemplated hereby or thereby.

4.3.   INVESTMENT REPRESENTATIONS.
       --------------------------

     (a) Such Seller is acquiring the PMT Shares to be acquired by such Seller hereunder for his own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

     (b) Such Seller understands that the PMT Shares have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Purchaser in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and that the PMT Shares must be held by such Seller indefinitely unless a subsequent disposition thereof is registered or qualified, as the case may be, under the Securities Act and applicable state securities laws or is exempt from registration or qualification, as the case may be.

     (c) Such Seller is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Purchaser has made available to such Seller or his attorneys and other representatives all agreements, documents, records and books that such Seller has requested relating to his acquisition of the PMT Shares. Such Seller has had an opportunity to ask questions of, and receive answers from, persons acting on behalf of the Purchaser concerning the Purchaser and the terms and conditions of such Seller's acquisition of the PMT Shares hereunder, and answers have been provided to all of such questions to the full satisfaction of such Seller. Such Seller (together with his adviser representative) has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of his acquisition of the PMT Shares hereunder.

     (d) Such Seller is not a person who himself is, or would cause the Purchaser to be, disqualified pursuant to Rule 262 promulgated under the Securities Act.

                                   ARTICLE V

             SEVERAL REPRESENTATIONS AND WARRANTIES OF EACH SELLER

     Each Seller severally represents and warrants on and as of the date hereof as follows:

5.1.   ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.
       ------------------------------------------------

     (a) Each of the Companies and their respective subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Companies and their respective subsidiaries is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on SCHEDULE 5.1, which
                                                   ------------
constitute all the jurisdictions in which the character of the property owned, leased or operated by such Company or subsidiary or the nature of the business or activities conducted by such Company or subsidiary makes such qualification necessary. The Purchaser has been furnished with true, correct and complete copies of the Charter Documents of each of the Companies and their respective subsidiaries, in each case as amended and in effect on the date hereof. Except as set forth on SCHEDULE 5.1, none of the Companies nor any of their respective
                ------------
subsidiaries has (i) engaged in any business or activity other than the Business or (ii) used within the last five years any trade name or assumed names.

     (b)  A&G Investments ("A&G") is a validly existing general partnership
                            ---
and is in good standing under the laws of the jurisdiction of its formation and has all requisite partnership power and authority to own, lease and operate its assets and properties.

5.2.   AUTHORIZATION, EXECUTION AND ENFORCEABILITY.
       -------------------------------------------

     (a) Each of the Companies has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Companies of this Agreement and each Related Document to which it is or will be a party, and the performance by such Company of its obligations hereunder and thereunder have been duly and validly authorized by all requisite action on the part of such Company and its shareholders, and this Agreement and each Related Document to which such Company is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by such Company and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the execution and delivery by each of the Companies of, nor the performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate, or result in the creation of an Encumbrance upon any of such Company's assets as a result of, any Laws applicable to such Company or any of its properties or assets or (b) conflict with, or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of contingent payment, termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of such Company under, any provision of such Company's Charter Documents or any Contract to which it is a party or by which it or any of its assets or properties is or may be bound.

     (b) A&G has all requisite partnership power and authority to execute, deliver and perform its obligations under each of the documents listed on
SCHEDULE 5.2(B) (the "A&G DOCUMENTS") and to consummate the transactions
---------------       -------------
contemplated thereby. The execution and delivery by A&G of each A&G Document, and the performance by A&G of its obligations thereunder have been duly and validly authorized by all requisite action on the part of A&G and its partners, and each A&G Document has been, or upon the execution thereof will be, duly and validly executed and delivered by A&G and, except for the Headquarters Lease, constitutes ,a valid and binding obligation of A&G, enforceable against A&G in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the execution and delivery by A&G of, nor the performance of its obligations under, each A&G Document (other than the Headquarters Lease), nor the consummation of the transactions contemplated thereby, will (a) violate, or result in the creation of any Encumbrance upon any of A&G's assets as a result of, any Laws applicable to A&G or any of its properties or assets or (b) conflict with, or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of contingent payment, termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of A&G under, any provision of A&G's certificate and/or agreement of partnership or any Contract to which it is a party or by which it or any of its assets or properties is or may be bound.

5.3.   CONSENTS.
       --------

     Except as set forth on SCHEDULE 5.3, no Permit, authorization, consent or
                            ------------
approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required in connection with the execution, delivery and performance by each of the Companies of this Agreement or the Related Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby. Except as set forth on SCHEDULE 5.3, no Permit, authorization, consent or approval of or by,
         ------------
or notification of or filing with, any Person (governmental or otherwise) is required in connection with the execution, delivery and performance by A&G of the A&G Documents (other than the Headquarters Lease) to which it is or will be a party or the consummation of the transactions contemplated thereby (except where the failure to obtain or make such authorization, consent, approval, notification or filing will not have an adverse effect on A&G's ability to perform its obligations under the A&G Documents).

5.4.   CAPITALIZATION.
       --------------

     (a) The authorized capital stock of each of the Companies and their respective subsidiaries is as set forth on SCHEDULE 5.4, which schedule also
                                           ------------
sets forth the total number of outstanding shares of each of the Companies and their respective subsidiaries. All such outstanding shares disclosed on
SCHEDULE 5.4 are duly and validly issued and outstanding, fully paid and
------------
nonassessable, with no personal Liability attached to the ownership thereof, and are held of record and beneficially by the Persons, and in the amounts, set forth on SCHEDULE 5.4.
         ------------

     (b)  Except as set forth on SCHEDULE 5.4, there are no securities presently
                                 ------------
outstanding, and on the Closing Date there will not be any outstanding securities, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of any of the Companies or their respective subsidiaries, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating any of the Companies or their respective subsidiaries to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. There are no voting trusts or other agreements or understandings to which any of the Companies or their respective subsidiaries is bound with respect to the voting of such Company's or subsidiary's capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding with respect to any of the Companies or their respective subsidiaries. Except as set forth on SCHEDULE 5.4, there are no
                                                 ------------
Contracts, commitments, arrangements, understandings or restrictions to which any Company or any of its subsidiaries, any Seller or any other Person is bound relating in any way to any shares of capital stock or other securities of any Company or any of its subsidiaries.

     (c) All securities issued by the Companies and their respective subsidiaries have been issued in transactions exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and none of the Companies nor any of their respective subsidiaries has violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such securities.

5.5.   SUBSIDIARIES; INVESTMENTS.
       -------------------------

     Except as set forth on SCHEDULE 5.4 and SCHEDULE 5.5, none of the Companies
                            ------------     ------------
or their respective subsidiaries owns or holds, directly or indirectly, any equity interest in any other Person.

5.6.   FINANCIAL INFORMATION.
       ---------------------

     (a)  SCHEDULE 5.6 attached hereto contains copies of:
          ------------

               (i) the following audited financial statements (collectively, the "AUDITED FINANCIAL STATEMENTS"):
          -----------------------------

                    (A) the audited combining balance sheets of the Companies and Subsidiary as of December 31, 1994, and the related audited combining statements of income and retained earnings and combining statements of cash flows of the Companies and Subsidiary for the fiscal year then ended, including the footnotes and schedules thereto, as audited by (and together with the report of their audit) Belinkoff & Barry CPAs; and

                    (B) the audited combined balance sheets of the Companies and Subsidiary as of December 31, 1995 and 1996, and the related audited combined statements of earnings and retained earnings and combined statements of cash flows of the Companies and Subsidiary for the fiscal years then ended, including the footnotes and schedules thereto, as audited by (and together with the report of their audit) KPMG Peat Marwick LLP; and

               (ii) the following unaudited financial statements (collectively, the "UNAUDITED FINANCIAL STATEMENTS"; and the Audited Financial Statements
          ------------------------------
     and the Unaudited Financial Statements collectively, the "FINANCIAL
                                                               ---------
     STATEMENTS"):
     ----------

                    (A) the unaudited (internally prepared) combining balance sheets of the Companies and Subsidiary as of June 30, 1997 (the "LATEST BALANCE SHEET"; and such date being the "LATEST BALANCE
                --------------------                            --------------
               SHEET DATE"), and the related unaudited (internally prepared)
               ----------
               combined statements of operations of each of the Companies and subsidiary for the six-month period then ended; and.

                    (B) the unaudited (internally prepared) combining balance sheets of the Companies and Subsidiary as of September 30, 1997, and the related unaudited (internally prepared) combined statements of operations of the Companies and Subsidiary for the nine-month period ending September 30, 1997.

     (b) The Audited Financial Statements (i) are true, complete and correct in all material respects, (ii) fairly present the financial position of the Companies as of the dates indicated and the results of operations of the Companies for the periods indicated, (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as disclosed in the notes thereto) and (iv) are in accordance with the books and records of the Companies which have been maintained in a manner consistent with historical practice.

     (c) The Unaudited Financial Statements (i) fairly present the financial position of the Companies as of the date indicated, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (subject to (A) normal, recurring year-end adjustments which are not material individually or in the aggregate, (B) the absence of a statement of cash flows,
(C) the absence of any or all footnote disclosures, (D) matters expressly disclosed in the Audited Financial Statements, and (E) the absence of allocations made for accruals of rail refunds, charges for split dollar life insurance expense for key employees, accrued vacation pay and accrued bonuses arising in the ordinary course of business and (iii) are in accordance with books and records of the Companies which have been maintained in a manner consistent with historical practice.

5.7.   ABSENCE OF UNDISCLOSED LIABILITIES.
       ----------------------------------

     Except as set forth on SCHEDULE 5.7, (a) none of the Companies or their
                            ------------
respective subsidiaries has any Liabilities except (i) to the extent expressly reflected or reserved against on the Latest Balance Sheet, (ii) Liabilities under Contracts (except resulting from any breach thereof) and (iii) Liabilities incurred since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (other than any such Liability arising from breach of contract, breach of warranty, tort, infringement, any environmental matter, including any Liability arising under Environmental Health and Safety Laws, or violation of any Law or any Proceeding), (b) there are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) of or affecting any of the Companies or their respective subsidiaries which are not adequately provided for or disclosed on the Latest Balance Sheet or in the notes thereto and (c) none of the Companies or their respective subsidiaries has, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws. Anything contained herein to the contrary notwithstanding, this Section 5.7 shall not supercede or obviate any other representation or warranty made in this Agreement by any Seller, and this Section 5.7 shall not be breached with respect to the subject matter of any undisclosed liability that is the subject of a more specific representation or warranty made in this Agreement by a Seller unless such other representation or warranty is also breached with respect to the subject matter of such undisclosed liability.

5.8.   ABSENCE OF CHANGES.
       ------------------

     Since the Latest Balance Sheet Date, except as set forth on SCHEDULE 5.8,
                                                                 ------------
each of the Companies and its subsidiaries has been operated in the ordinary course, consistent with past practice, and there has not been:

     (a) (i) any material adverse change or changes in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, relations with employees, customers or suppliers, or prospects of any Company or any of its subsidiaries (it being agreed that any such change or changes shall only be deemed "material," for purposes of this clause (i) only, if such change or changes have resulted, or would reasonably be expected to result, individually or in the aggregate for all such changes, in Losses having the effect of reducing the value of such Company or subsidiary by $500,000) or more, or (ii) any material casualty loss or damage to the assets of any Company or any of its subsidiaries, whether or not covered by insurance;

     (b) any declaration, setting aside or payment of any dividend or distribution on or with respect to any shares of capital stock of any Company or its subsidiaries, or any direct or indirect redemption, purchase or other acquisition of any thereof, or any other payments of any nature to any Affiliate of any Company or its subsidiaries whether or not on or with respect to any shares of capital stock of such Company or its subsidiaries owned by such Affiliate (excluding salaries and benefits paid in the ordinary course of business consistent with past practices at rates equal to those in effect since December 31, 1996);

     (c) any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of any Company or its subsidiaries, or any increase in any such compensation payable to any officer, director, manager or key employee;

     (d) any change in the tax or other accounting methods or practices followed by any Company or its subsidiaries, any material change in depreciation or amortization policies or rates previously adopted or any write-up of inventory or other assets;

     (e) any material change in the manner in which products or services of any Company or its subsidiaries are marketed (including any material change in prices), any material change in the manner in which any Company or its subsidiaries extends discounts or credit to customers or any material change in the manner or terms by which any Company or its subsidiaries collects in accounts receivable or otherwise deals with customers;

     (f) any failure by any Company or its subsidiaries to pay trade accounts payable or any other Liability of such Company or subsidiary when due; or

     (g) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing CLAUSES (A) through (F).
                                   -----------         ---

5.9.   TAX MATTERS.
       -----------

     (a)  Except as set forth on SCHEDULE 5.9(A), each Company and each other
                                 ---------------
Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which any Company is or has been a
                               ----
member:

          (i) has timely paid or caused to be paid all Taxes required to be paid by it through the Latest Balance Sheet Date and through the date hereof (including any Taxes shown due on any Tax Return);

         (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and

         (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (b) The Companies have previously delivered to the Purchaser true, correct and complete copies of all Tax Returns filed by or on behalf of the Companies for all completed Tax years of the Companies that remain open for audit or review by the relevant taxing authority. All such Tax Returns were complete and correct in all material respects.

     (c)  Except as set forth in SCHEDULE 5.9(C):
                                 ---------------

          (i) no Company has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of any Company, there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to any Company;

         (ii) full and adequate provision has been made (A) on the Latest Balance Sheet Date for all Taxes payable by the Companies for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records of the Companies for all Taxes payable by the Companies for all periods beginning on or after the Latest Balance Sheet Date;

         (iii) none of the Companies has incurred any Tax Liability from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with previous years and past practices;

         (iv) none of the Companies (A) is, or has made an election to be treated as, a "consenting corporation" under Section 341(f) of the Code or
     (B) is, or has been, a "personal holding company" within the meaning of
     Section 542 of the Code;

         (v) the Companies have complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

         (vi) none of the Companies is or has ever been a party to any Tax sharing agreement with any Person;

         (vii) none of the Companies has incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments that:

               (A) shall be non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); or

               (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

         (viii) none of the Companies has agreed to or is required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of any Company; no claim has ever been made by any taxing authority in a jurisdiction in which any of the Companies do not file Tax Returns that any Company is or may be subject to taxation by that jurisdiction; and

         (ix)    none of the Companies is a foreign Person within the meaning of
     Section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and the Purchaser has been furnished with a true and accurate certificates of the Companies so stating which complies in all respects with Section 1.1445-2(b)(1) of such rules and regulations.

     (d) ICSI has had in effect at all times since January 1, 1994, through the date hereof a valid election under Section 1362(a) of the Code to be taxed as an S corporation.

5.10.  TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.
       ----------------------------------------------------------

     (a) Each Company has good and marketable title to (or a valid leasehold interest in) all of the assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except for property sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the Latest Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on SCHEDULE 5.10 and
                                                      -------------
Permitted Encumbrances. Upon the execution and delivery of the Headquarters Lease by the Companies, the Companies will have a valid leasehold interest in the premises and improvements to be leased pursuant thereto, as purported to be granted in accordance with the terms thereof. To the Actual Knowledge of the Sellers, such assets (and the premises and improvements to be leased to the Companies pursuant to the Headquarters Lease) are in good operating condition and repair (normal wear and tear excepted), are suitable for the uses for which they are used in the Business, are not subject to any condition which materially interferes with the economic value or use thereof. Except as set forth on
SCHEDULE 5.10, with respect to any leased assets, such assets are in such
-------------
condition as to permit the surrender thereof by the Companies to the lessors thereunder on the date hereof without any cost or expense for repair or restoration as if the related leases were terminated on the date hereof in the ordinary course of business. Except for any inventory, supplies, trailers and automobiles in transit in the ordinary course of business, all material tangible personal property of the Companies is located on the premises of the Companies listed on
SCHEDULE 5.10(A).
----------------

        (b) SCHEDULE 5.10(B) lists all of the trailers, yard equipment and
            ----------------
related personal property and other assets of A&G and all of A&G's dispositions of such property and assets made in the past 24 months.

5.11.   REAL PROPERTY-OWNED OR LEASED.
        -----------------------------

        (a) None of the Companies owns any real property. SCHEDULE 5.11(A)
                                                          ----------------
contains a list of all real property leased by the Companies and their subsidiaries (the "Leased Property"), true, correct and complete copies of all
                   ---------------
of which leases have been delivered to the Buyer prior to the date hereof. The Leased Property constitutes all real property used or occupied by the Companies and their subsidiaries in connection with the Business.

        (b) With respect to the Leased Property, except as set forth on SCHEDULE
                                                                        --------
5.11(B):
-------

               (i) no portion thereof is subject to any pending condemnation Proceeding or Proceeding by any public or quasi-public authority and, to the Best Knowledge of the Sellers, there is no threatened condemnation Proceeding with respect thereto;

               (ii) the physical condition of the Leased Property is sufficient to permit the continued conduct of the Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction;

               (iii)  the Company or subsidiary indicated on SCHEDULE 5.11(B) is
                                                             ----------------
        the owner and holder of all the leasehold estates purported to be granted by such leases;

               (iv) there are no Contracts, written or oral, to which any Company or any Affiliate thereof is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Leased Property;

               (v) there are no parties (other than the Companies and their subsidiaries or lessees disclosed pursuant to clause (iv) above) in possession of the Leased Property;

               (vi) no notice of any increase in the assessed valuation of the Leased Property and no notice of any contemplated special assessment has been received by any Company or subsidiary and to the Best Knowledge of the Sellers, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Leased Property; and

               (vii) to the Best Knowledge of the Sellers, the current lease between A&G and the Companies is at a rental rate that does not exceed fair market value.

5.12.   INTELLECTUAL PROPERTY.
        ---------------------

        (a)  Except in each case as set forth on SCHEDULE 5.12(A):
                                                 ----------------

               (i) the Companies and their subsidiaries own, have the right to use, sell, license and dispose of, and have the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the Business (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights
         ----------------------
        for which a Company or subsidiary has a valid license, all of which are listed on SCHEDULE 5.12(A) (collectively, the "Licensed Requisite
                  ----------------                     ------------------
        Rights"; and together with the Owned Requisite Rights, the "Requisite
        ------                                                      ---------
        Rights"), and such rights to use, sell, license, dispose of and bring
        ------
        actions are exclusive with respect to the Owned Requisite Rights;

               (ii) the Companies and their subsidiaries have taken reasonable and practicable steps designed to safeguard and maintain (A) the secrecy and confidentiality of confidential or proprietary Information and (B) the proprietary rights of such Company or subsidiary in all of its Requisite Rights;

               (iii) the Companies and their subsidiaries have not received from any Person in the past five years any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person; and

               (iv) none of the Companies or their subsidiaries have sent to any Person in the past five years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of such Company or subsidiary by such other Person or any acts of unfair competition by such other Person, nor to the Best Knowledge of the Sellers, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

        (b)  SCHEDULE 5.12(B) contains a true and complete list of all
             ----------------
applications, filings and other formal actions made or taken pursuant to any Laws by the Companies and their subsidiaries to perfect or protect their respective interests in their Intellectual Property Rights, including, all patents, patent applications, trademarks, trademark applications, service marks and service mark applications.

5.13.   AGREEMENTS, NO DEFAULTS, ETC.
        -----------------------------

        (a)  SCHEDULE 5.13 contains a true and complete list and brief
             -------------
description of all written or oral Contracts, to which any Company or subsidiary of a Company is a party and (x) which were entered into or made outside the ordinary course of business, or (y) which were entered into or made in the ordinary course of business and are described in

CLAUSES (I) through (XIII) of this SECTION 5.13. Except as set forth on SCHEDULE
-----------         ------         ------------                         --------
5.13, none of the Companies or their respective subsidiaries is a party to any
----
of the following, whether written or oral:

               (i) any distributorship, dealer, sales, advertising, agency, sales representative or other Contract relating to the payment of a commission providing for the payment of more than $100,000 annually or $750,000 annually in the aggregate for all such Contracts;

               (ii) any Contract for the employment of any officer, employee or consultant or any other type of Contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments;

               (iii) any indenture, mortgage, promissory note, loan agreement, pledge agreement, conditional sale, guarantee or other Contract for the borrowing of money, for a line of credit or for a Capital Lease;

               (iv) any Contract providing for charitable contributions in excess of $10,000 annually or $20,000 annually in the aggregate for all such Contracts;

               (v) any Contract for capital expenditures in excess of $250,000 annually or $500,000 in the aggregate for all such Contracts;

               (vi) any agreement or arrangement for the sale of any assets, properties or rights other than the sale of services or products in the ordinary course of business;

               (vii) any lease or other agreement pursuant to which it is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or other personal property owned by any other Person providing for the payment of more than $100,000 annually;

               (viii) any Contract with respect to the lending or investing of funds;

               (ix) any Contract with respect to any form of intangible property, including any Intellectual Property Rights;

               (x) any Contract which restricts such Company or subsidiary from engaging in any aspect of the Business or any other business anywhere in the world;

               (xi) any Contract or group of related Contracts with the same Person or group of Affiliated Persons (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered or unperformed balance or portion thereof (including the aggregate undelivered or unperformed balance or portion under any such

        Contracts between the same Person and such Company or subsidiary) has a selling price in excess of $50,000;

               (xii) any agreement for the acquisition or disposition of a Person or a division of a Person made within the preceding five years (whether or not such acquisition or disposition was consummated); and

               (xiii) any other Contract providing for the payment of more than $100,000 annually or that is otherwise material to the Business.

The Contracts disclosed on SCHEDULE 5.4, the leases described on SCHEDULE
                           ------------                          --------
5.11(A), the licenses described on SCHEDULE 5.12(A), the insurance policies on
-------                            ----------------
SCHEDULE 5.16(A), the Company Employee Plans and the Contracts on SCHEDULE 5.21
----------------                                                  -------------
are incorporated by reference onto SCHEDULE 5.13.
                                   -------------

     (b)  Each of the items listed on SCHEDULE 5.13 (or incorporated therein by
                                      -------------
reference) is in full force and effect, constitutes legal, valid and binding obligation of such Company or subsidiary party thereto and, to the Actual Knowledge of the Sellers, the other parties thereto, and is enforceable against such Company or subsidiary party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the Companies and their respective subsidiaries has in all material respects performed all of the obligations required to be performed by it to date thereunder, and there exists no material default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a material default in the performance by any Company or its subsidiary or, to the Actual Knowledge of the Sellers, any other party to any of the foregoing of their respective obligations thereunder. The Purchaser has been furnished with true, complete and correct copies of all written items listed on
SCHEDULE 5.13 (and items incorporated therein by reference) and SCHEDULE 5.13
-------------                                                   -------------
contains a fair and reasonable summary description of the material terms of all oral items listed on SCHEDULE 5.13(B) (and items incorporated therein by
                     ----------------
reference).

     (c)  SCHEDULE 5.13 contains a true and complete list of all Funded
          -------------
Indebtedness of each of the Companies and their subsidiaries, all of which is to be repaid or canceled in full on or prior to the Closing Date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the lender and the name of the respective borrower and any other Person which directly or indirectly guaranteed such debt.

     (d) Each of the Assigned A&G Leases is in full force and effect, constitutes a legal, valid and binding obligation of A&G and, to the Actual Knowledge of the Sellers, the other parties thereto, and is enforceable against A&G in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). A&G has in all material respects performed all of the obligations required to be performed by it to date thereunder, and there exists no material default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a material default in the performance by A&G or, to the Actual Knowledge of the Sellers, any other party to any of the foregoing of their respective obligations thereunder. The Purchaser has been furnished with true, complete and correct copies of all of the Assigned A&G Leases.

5.14.   LITIGATION, ETC.
        ---------------

        (a) Except for workers' compensation claims made in the ordinary course of business and except as set forth on SCHEDULE 5.14(A), there are no (i)
                                       ----------------
Proceedings pending or, to the Best Knowledge of the Sellers, threatened against any of the Companies or their subsidiaries, whether at law or in equity, whether civil or criminal in nature or before or by any Governmental Entity or arbitrator, nor to the Actual Knowledge of the Sellers does there exist any basis therefor, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against any of the Companies or their subsidiaries. The Companies have delivered to the Purchaser all material documents and correspondence relating to such matters referred to on SCHEDULE 5.14(A).
                                                       ----------------

        (b)  SCHEDULE 5.14(B) lists each matter described in SECTION 5.14(A)
             ----------------                                ---------------
that (i) was in existence at any time since the inception of such Company and resulted in any criminal sanctions or (ii) was in existence at any time within the last three years and resulted in payments in excess of $50,000 by any Company or subsidiary (whether as a result of a judgment, civil fine, settlement or otherwise).

5.15.   COMPLIANCE WITH LAWS.
        --------------------

        Each of the Companies and their subsidiaries (a) has complied in all material respects with, and is in compliance in all material respects with, all material Laws, Orders and Permits applicable to it and the Business and (b) has all Permits used or necessary in the conduct of the Business. Such Permits are listed on SCHEDULE 5.15 and are in full force and effect, no material violations
          -------------
with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Sellers, threatened to revoke or limit any thereof. No investigation or review by any Governmental Entity with respect to any of the Companies or their subsidiaries is pending or, to the Best Knowledge of the Sellers, threatened, nor has any Governmental Entity notified any of the Companies or their subsidiaries of its intention to conduct the same. Except as set forth on SCHEDULE 5.15 none of the Companies or
                                          -------------
their subsidiaries has received any written opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage which may be material to its business, financial condition, operations, property or affairs.

5.16.   INSURANCE.
        ---------

        (a)  SCHEDULE 5.16(A) contains a true and complete list of all policies
             ----------------
of liability, theft, fidelity, life, fire, product liability (including "bobtail"), cargo, workmen's compensation, health and other forms of insurance held any of the Companies or their subsidiaries, or any Seller for the benefit of the Company (specifying the insurer, amount of coverage, type of insurance, policy number, and any pending claims thereunder). All such coverages under the non-health insurance policies set forth on Schedule 5.16(a) have been maintained
                                           ----------------
at all times on an occurrence (as opposed to a claims made) basis. With respect to all periods prior to the coverage periods set forth on Schedule 5.16(a), the
                                                          ----------------
Companies have maintained such insurance coverages as the Sellers have reasonably believed to be adequate.

        (b)  Except as set forth on SCHEDULE 5.16(B), with respect to each
                                    ----------------
policy of insurance listed on SCHEDULE 5.16(A), (i) all premiums with respect
                              ----------------
thereto are currently paid and are not subject to adjustment, and neither any Seller nor any Company or subsidiary is in material default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; (ii) there are no outstanding and material claims currently pending under such policy; and (iii) none of the Companies or their subsidiaries has received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be materially increased on the renewal thereof.

5.17.   LABOR RELATIONS; EMPLOYEES.
        --------------------------

        (a)  SCHEDULE 5.17 sets forth a list of all directors, officers and Key
             -------------
Employees of each of the Companies and their subsidiaries as of the date hereof, together with their respective titles (if any), their current compensation (including salary, wages, bonuses and commissions) and the respective dates on which they commenced employment. To the extent any such employee is on a leave of absence, SCHEDULE 5.17 indicates the nature of such leave of absence and such
            -------------
employee's anticipated date of return to active employment. To the Best Knowledge of the Sellers, no Key Employee has given written notice of his or her intention to leave the service of such Company or subsidiary. During the 90 days immediately preceding the date hereof, there have been no terminations of employees of any of the Companies or their respective subsidiaries other than for cause.

        (b)  Except as set forth on SCHEDULE 5.17, (i) each of the Companies and
                                    -------------
their subsidiaries generally enjoys good relations with its employees, and there is no labor strike, dispute or grievance, slowdown or stoppage actually pending or, to the Best Knowledge of the Sellers, threatened against or involving any Company or subsidiary; and (ii) none of the Companies or their subsidiaries is a party to or bound by any collective bargaining agreement, union contract or singular agreement, no such agreement is currently being negotiated by any Company or subsidiary, no labor union has taken any action with respect to organizing employees of any Company or subsidiary and to the Best Knowledge of the Sellers, no representation question exists with respect to any such employees.

5.18.   ERISA COMPLIANCE.
        ----------------

        (a)  Company Employee Plans. SCHEDULE 5.18(A) contains a true, complete
             ----------------------  ----------------
and correct list of all Employee Benefit Plans (collectively, the "Company
                                                                   -------
Employee Plans") (i) that cover any employees, contract employees or former
--------------
employees of the Company or any spouses, family members or beneficiaries thereof
(A) that are maintained, sponsored or contributed to by any Company or subsidiary or (B) with respect to which any Company or subsidiary is obligated to contribute or has any actual or potential Liability, or (ii) with respect to which any Company or subsidiary has any actual or potential liability or obligation on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of any Company or subsidiary.

        (b)  Administration and Compliance.  Except as set forth on SCHEDULE
             -----------------------------                          --------
5.18(B), with respect to each Company Employee Plan:
-------

               (i) such Company Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance in all material respects with ERISA, the Code, and other applicable Laws (including with respect to reporting and disclosure);

               (ii) all required, declared or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of such Company or subsidiary and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

               (iii) there is no unfunded actual or potential Liability relating to such Company Employee Plan which is not reflected on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of such Company or subsidiary;

               (iv) none of the Companies, its subsidiaries or its ERISA Affiliates, nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Company Employee Plan, has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject any of the foregoing Persons to any tax or penalty imposed under Section 4975 of the Code of Section 502(i), (j) or (l) of ERISA;

               (v) no Proceedings (other than routine claims for benefits) are pending or, to the Best Knowledge of the Sellers, threatened against or relating to any Company Employee Plan or any fiduciary thereof, and there is, to the Best

        Knowledge of the Sellers, no basis for any such Proceeding against any Company Employee Plan;

               (vi) such Company Employee Plan, if intended to be "qualified", within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that has or could reasonably be expected to adversely affect such qualification or exemption;

               (vii) except as may be required under Laws of general application, such Company Employee Plan does not obligate any Company or subsidiary to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

               (viii) if such Company Employee Plan is a "group health plan" within the meaning of Section 5000 of the Code, such Company Employee Plan has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no material amount of Tax payable on account of Section 4980B of the Code has been or is expected to be incurred; and

               (ix) neither any Company nor any subsidiary or any ERISA Affiliate thereof is or has ever maintained or been obligated to contribute to a Multiemployer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in Section 413 of the Code) or a Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA).

        (c) The Purchaser has been provided with true and complete copies, to the extent applicable, of all documents pursuant to which each such Company Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and, if such Company Employee Plan provides post-employment or post-retirement health and life insurance, accident or other "welfare-type" benefits, the most recent valuation of the present and future obligations under such Company Employee Plan; and the foregoing documents accurately reflect all of the terms of such Company Employee Plan (including any agreement or provision which would limit the ability of any Company or subsidiary to make any prospective amendments or terminate such Company Employee Plan).

5.19.   ENVIRONMENTAL MATTERS.
        ---------------------

        (a)  Except as set forth on SCHEDULE 5.19(A), none of the Companies or
                                    ----------------
their subsidiaries or Affiliates, nor any of their respective predecessors, has received any written or oral notice, report or other information (i) regarding any actual or alleged violation of any Environmental, Health and Safety Laws, or any Liabilities or potential Liabilities arising under any Environmental, Health and Safety Law, including any investigatory, remedial or corrective obligations, relating to any of the Companies or its subsidiaries, the Business or any of the Companies' or its subsidiaries' current or former owned or leased properties or operations or (ii) that any of the Companies or its subsidiaries is potentially responsible under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location.

        (b)  SCHEDULE 5.19(B) sets forth a complete and accurate list of all
             ----------------
properties and facilities previously owned, leased or operated by any of the Companies or its subsidiaries or any of their respective predecessors, (together with the Leased Properties, the "Covered Properties"). To the Best Knowledge of
                                 ------------------
the Sellers, there has been no release, discharge, spill, or disposal of any substance, at any of the Covered Properties so as to give rise to Liability of any of the Companies or its subsidiaries under any Environmental, Health and Safety Laws. Except as set forth on SCHEDULE 5.19(B), neither is there now, nor
                                     ----------------
has there ever been, any asbestos-containing material in any form or condition, underground storage tanks, above-ground storage tanks, landfill, waste pile, surface impoundment, or article or equipment containing polychemical biphenyls on or at any of the Leased Properties.

        (c) To the Best Knowledge of the Sellers, none of the Companies or their subsidiaries or Affiliates, nor any of their respective predecessors, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any property (and to the Best Knowledge of the Sellers, no such property is contaminated by any such substance) in a manner that has given or would give rise to Liabilities pursuant to any Environmental, Health and Safety Laws, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws.

        (d) To the Best Knowledge of the Sellers, no facts, events or conditions relating to the past or present operations of any of the Companies or its subsidiaries or Affiliates, nor any of their respective predecessors or any of the Covered Properties will prevent continued compliance by the Companies and its subsidiaries with any Environmental, Health and Safety Laws, or give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental, Health and Safety Laws, or give rise to any other Liabilities pursuant to Environmental Health and Safety Laws, including any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

        (e) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement or any of the Related Documents will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Laws.

        (f) The Companies have provided the Purchaser with correct and complete copies of all reports and studies within the possession or control of the Companies with respect to past or present environmental conditions or events at any of the Covered Properties and to the Best Knowledge of the Sellers, there are no other environmental reports or studies with respect thereto.

        (g) Solely for purposes of those representations and warranties contained in this Section 5.19 that relate to those matters described in the
                  ------------
draft Phase I Environmental Assessment of Interstate Consolidation Facilities by
      -----------------------------------------------------------------------
Environ Corporation dated December 2, 1997, the term "Best Knowledge" of the Sellers shall mean the "Actual Knowledge" of the Sellers without any duty to investigate any such matter described in such Phase I Environmental Assessment.

5.20.   BROKERS.
        -------

        Other than Huntington Holdings, Inc., neither the Sellers nor any Company has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. All fees and related out--of--pocket expenses payable to Huntington Holdings, Inc., with respect to the transactions contemplated herein, will be paid, or if paid by any of the Companies will be reimbursed to the Companies prior to or at the Closing, by the Sellers.

5.21.   RELATED PARTY TRANSACTIONS.
        --------------------------

        Except as set forth on SCHEDULE 5.21, and except for compensation to
                               -------------
bona--fide employees of the Companies and their subsidiaries for services rendered in the ordinary course of business, no current or former Affiliate of any Company or subsidiary or any "Associate" (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of any thereof, is now, or has been during the last five fiscal years, (i) party to any transaction or Contract with any Company or subsidiary (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate), or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of any Company or subsidiary (other than non--affiliated holdings in publicly held companies). Except as set forth on SCHEDULE 5.21, none of the
                                                 -------------
Companies or their subsidiaries is a guarantor or otherwise liable for any actual or potential Liability of its Affiliates and their Associates. Except as set forth on SCHEDULE 5.21, none of the Companies or their subsidiaries (x) owns
             -------------
or operates any vehicles, boats, aircrafts, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (y) owns or pays for any social club memberships, whether or not for the benefit of any Company or subsidiary and/or any of its executives.

5.22.   ACCOUNTS AND NOTES RECEIVABLE.
        -----------------------------

        Except as set forth on SCHEDULE 5.22, all the accounts receivable and
                               -------------
notes receivable owing to any of the Companies or their subsidiaries as of the date hereof constitute valid and enforceable claims, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors'
rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), arising from bona fide transactions in the ordinary course of business, and to the Best Knowledge of the Sellers, there are no known or asserted claims, refusals to pay or other rights of set--off against any thereof. Except as set forth on SCHEDULE 5.22, there is (i) no account debtor or note debtor that is
         -------------
delinquent by more than 30 days for payments in excess of $10,000 in the aggregate, (ii) no account debtor or note debtor that has refused or, to the Best Knowledge of the Sellers, threatened to refuse to pay its obligations to any of the Companies or their subsidiaries for any reason, or has otherwise made a claim of set--off or similar claim (other than in amounts not in excess of $5,000 per account debtor or $10,000 in the aggregate), and (iii) to the Best Knowledge of the Sellers, no account debtor or note debtor that owes any of the Companies or their subsidiaries amounts in excess of $10,000 in the aggregate that is insolvent or bankrupt.

5.23.   BANK ACCOUNTS; POWERS OF ATTORNEY.
        ---------------------------------

        SCHEDULE 5.23 sets forth a true and complete list of (i) all bank
        -------------
accounts and safe deposit boxes of the Companies and their subsidiaries and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Companies and their subsidiaries and a summary of the material terms thereof (excluding ministerial powers of attorney granted to representatives of the Companies and their subsidiaries which are terminable at will).

5.24.   SUPPLIERS AND VENDORS.
        ---------------------

        Except in the ordinary course of business or as set forth on SCHEDULE
                                                                     --------
5.24, no material supplier or vendor to any of the Companies or its subsidiaries
----
has canceled or otherwise terminated, or, to the Best Knowledge of the Sellers, threatened to cancel or otherwise terminate, its relationship with any of the Companies or its subsidiaries or has decreased, limited or otherwise modified, or to the Best Knowledge of the Sellers, threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to any of the Companies or its subsidiaries.

5.25.   CUSTOMERS.
        ---------

        Except as set forth on SCHEDULE 5.25(i), no customer of any of the
                               ----------------
Companies or its subsidiaries to which more than $50,000 of annual sales are attributable has notified any of the Companies or its subsidiaries that it intends to terminate or materially curtail its relationship and dealings with any of the Companies or its subsidiaries, or(ii) to the Best Knowledge of the Sellers, no customer of any of the Companies or its subsidiaries to which more than $50,000 of annual sales are attributable has threatened to terminate or materially curtail its relationship and dealings with any of the Companies or its subsidiaries.

5.26.   CONFLICTS OF INTEREST.
        ---------------------

        Except as set forth on SCHEDULE 5.26, to the Best Knowledge of the
                               -------------
Sellers, none of the Sellers, the Companies or any of their subsidiaries, or any officer, employee, agent or other Person acting on their behalf has directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the business of any of the Companies or its subsidiaries (or assist in connection with any actual or proposed transaction) that (i) has subjected or would reasonably be expected to subject, any of the Companies or its subsidiaries to any damage or penalty in any Proceeding, (ii) if not given in the past, would have resulted in a material adverse effect on the business, operations, assets, condition (financial or otherwise), operating results, liabilities, relations with employees, customers or suppliers or prospects of any of the Companies or their respective Subsidiaries (a "Material
                                                                       --------
Adverse Effect"), or (iii) if not continued in the future, could reasonably be
--------------
expected to result in a Material Adverse Effect. There is not now, and there has never been, any employment by any of the Companies or its subsidiaries of, or beneficial ownership in any of the Companies or its subsidiaries by, any governmental or political official in any jurisdiction in which any of the Companies or its subsidiaries has conducted or proposes to conduct business.

5.27.   DISCLOSURE.
        ----------

        To the Best Knowledge of the Sellers, neither this Agreement, including the schedules, attachments or exhibits hereto, nor any other written material delivered by or on behalf of any of the Companies or the Sellers to the Purchaser or any of its representatives (excluding financial statements and the notes thereto and the schedules and other statistical data included therein as to which no representation is made in this SECTION 5.27) contains any untrue
                                           ------------
statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to the Purchaser of which any of the Companies or the Sellers are aware and which constitutes or could reasonably be anticipated to result in a Material Adverse Effect.

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants on and as of the date hereof as follows:

6.1.    ORGANIZATION; CORPORATE AUTHORITY.
        ---------------------------------

        The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Purchaser is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on
SCHEDULE 6.1, which constitute all the jurisdictions in which the character of
------------
the property owned, leased or operated by the Purchaser or the nature of the business or activities conducted by the Purchaser makes such qualification necessary. The Sellers have been furnished with true, correct and complete copies of the Purchaser's Charter Documents, in each case as amended and in effect on the date hereof.

6.2.    CORPORATE ACTION; AUTHORITY; NO CONFLICT.
        ----------------------------------------

        The Purchaser has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Related Document to which it is or will be a party, and performance of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and its shareholders. This Agreement and each Related Document to which the Purchaser is or will be a party has been or upon the execution thereof will be, duly and validly executed and delivered by the Purchaser, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Purchaser's execution and delivery of, and performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any Encumbrance upon any of the assets or properties of the Purchaser under any provision of the Purchaser's Charter Documents or any Contract to which the Purchaser is a party or by which it or any of its assets or properties is or may be bound or (ii) violate, or result in the creation of an Encumbrance upon any of the Purchaser's assets as a result of, any Laws applicable to the Purchaser or any of its properties or assets.

6.3.    CONSENTS.
        --------

        Except as set forth on SCHEDULE 6.3, no Permit, authorization, consent
                               ------------
or approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or the Related Documents to which the Purchaser is or will be a party or the consummation of the transactions contemplated hereby or thereby (other than those which have been or will be timely made or obtained).

6.4.    CAPITALIZATION.
        --------------

        (a) The authorized capital stock of the Purchaser and its subsidiaries is as set forth on SCHEDULE 6.4, which schedule also sets forth the total number
                   ------------
of outstanding shares of the Purchaser and its subsidiaries. All such outstanding shares disclosed on SCHEDULE 6.4 are duly and validly issued and
                                ------------
outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof, and are held of record and beneficially by the Persons and in the amounts set forth on SCHEDULE 6.4.
                                ------------

        (b) Except as set forth on SCHEDULE 6.4, there are no securities
                                   ------------
presently outstanding, and on the Closing Date there will not be any outstanding securities, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Purchaser or any of its subsidiaries, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Purchaser or any of its subsidiaries to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth on SCHEDULE 6.4, there are no voting trusts or other
                       ------------
agreements or understandings to which the Purchaser or any of its subsidiaries is bound with respect to the voting of such Person's capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding with respect to the Purchaser or any of its subsidiaries.

        (c) All securities issued by the Purchaser have been issued in transactions exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Purchaser has not violated the Securities Act or any applicable state securities or "blue sky" laws in

6.5.    BROKERS
        -------

        Except as set forth on SCHEDULE 6.5, the Purchaser has not employed any
                               ------------
broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than the closing fee payable to Eos Partners, L.P., or its Affiliate.

6.6.    DULY AUTHORIZED, VALIDLY ISSUED PMT SHARES.
        ------------------------------------------

        The PMT Shares have been duly authorized and, when issued and delivered to the Sellers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights upon such issuance.

6.7.    INVESTMENT REPRESENTATIONS.
        --------------------------

        (a) PMT is acquiring the Shares to be acquired by PMT hereunder for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

      (b) PMT understands that the Shares have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Companies in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and that the Shares must be held by PMT indefinitely unless a subsequent disposition thereof is registered or qualified, as the case may be, under the Securities Act and applicable state securities laws or is exempt from registration or qualification, as the case may be.

      (c) PMT is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Sellers have made available to PMT or its attorneys and other representatives all agreements, documents, records and books that PMT has requested relating to its acquisition of the Shares. PMT has had an opportunity to ask questions of, and receive answers from, persons acting on behalf of the Sellers concerning the Companies and the terms and conditions of PMT's acquisition of the Shares hereunder, and answers have been provided to all of such questions to the full satisfaction of PMT. PMT has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of his acquisition of the PMT Shares hereunder.

6.8.  FINANCIAL INFORMATION.
      ---------------------

      (a)  SCHEDULE 6.8 attached hereto contains copies of the following:
           ------------

               (i) unaudited (internally prepared) balance sheets of Pacific Motor Transport Company as of December 31, 1995 and 1996 and the related unaudited (internally prepared) statements of operations of Pacific Motor Transport Company ("Pacific Motor")for the fiscal years then ended (all of
                          -------------
      foregoing being hereinafter collectively called the "PMT Annual Financial
                                                           --------------------
      Statements"); and
      ----------

               (ii) the unaudited (internally prepared) balance sheet of PMT and its subsidiaries as of June 30, 1997 (the "PMT Latest Balance Sheet";
                                                     ------------------------
      and such date being the "PMT Latest Balance Sheet Date"), and the related
                               -----------------------------
      unaudited (internally prepared) statements of operations of PMT and its subsidiaries for the six-month period then ended; and

               (iii) the unaudited (internally prepared) balance sheet of PMT and its subsidiaries as of September 30, 1997, and the related unaudited (internally prepared) statements of operations of PMT and its subsidiaries for the nine-month period then ended (all of the foregoing, including the PMT Latest Balance Sheet, being hereinafter collectively referred to as the "PMT Interim Financial Statements"; and the PMT Annual Financial
           --------------------------------
      Statements and the PMT Interim Financial Statements collectively, the "PMT
                                                                             ---
      Unaudited Financial Statements").
      ------------------------------

      (b)  Except as set forth on SCHEDULE 6.8, the PMT Unaudited Financial
                                  ------------
Statements (i) are true, complete and correct in all material respects, (ii) fairly present the financial position of the companies covered thereby as of the dates indicated and the results of operations of the companies covered thereby for the periods indicated, (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (subject, in the case of the PMT Unaudited Financial Statements, to (A) normal, recurring year-end adjustments which are not material individually or in the aggregate, (B) the absence of statements of cash flows and any or all footnote disclosures and (C) such other matters described on
SCHEDULE 6.8) and (iv) are in accordance with the books and records of the
------------
companies covered thereby which have been maintained in a manner consistent with historical practice.

6.9.  ABSENCE OF UNDISCLOSED LIABILITIES.
      ----------------------------------

      Except as set forth on SCHEDULE 6.9, (a) none of PMT and its subsidiaries
                            -------------
has any Liabilities (other than Liabilities under Environmental Health and Safety Laws), (b) to the Best Knowledge of PMT, none of PMT and its subsidiaries has any Liabilities arising under Environmental Health and Safety Laws, (c) there are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) of or affecting any of PMT or its subsidiaries which are not adequately provided for or disclosed on the PMT Latest Balance Sheet or in the notes thereto and (d) none of PMT or its subsidiaries has, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

6.10. ABSENCE OF CHANGES.
      ------------------

      Since the PMT Latest Balance Sheet Date, except as set forth on SCHEDULE
                                                                      --------
6.10, each of PMT and its subsidiaries has been operated in the ordinary course,
----
consistent with past practice, and there has not been:

      (a) (i) any material adverse change or changes in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, relations with employees, customers or suppliers, or prospects of PMT or any of its subsidiaries (it being agreed that any such change or changes shall only be deemed "material," for purposes of this clause (i) only, if such
                                                      ----------
change or changes have resulted, or would reasonably be expected to result, individually or in the aggregate for all such changes, in Losses having the effect of reducing the value of PMT or such subsidiary by $500,000 or more), or
(ii) any material casualty loss or damage to the assets of PMT or any of its subsidiaries, whether or not covered by insurance;

      (b) any declaration, setting aside or payment of any distribution with respect to any shares of capital stock of PMT or its subsidiaries, or any direct or indirect redemption, purchase or other acquisition of any thereof, or any other payments of any nature to any Affiliate of PMT or its subsidiaries whether or not on or with respect to any shares of capital stock of PMT or its subsidiaries owned by such Affiliate (excluding salaries and benefits paid in the ordinary course of business consistent with past practices, payments pursuant to the Management Consulting Agreement with Eos Management, Inc. ("EMI") and the transaction fee payable to EMI as contemplated by SECTION 10.5);
                                                                  ------------

      (c) any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of PMT or its subsidiaries, or any increase in any such compensation payable to any officer, director, manager or Key Employee;

      (d) any change in the tax or other accounting methods or practices followed by PMT or its subsidiaries, any material change in depreciation or amortization policies or rates previously adopted or any write-up of inventory or other assets;

      (e) any material change in the manner in which products or services of PMT or its subsidiaries are marketed (including any material change in prices), any material change in the manner in which PMT or its subsidiaries extends discounts or credit to customers or any material change in the manner or terms by which PMT or its subsidiaries collects in accounts receivable or otherwise deals with customers;

      (f) any failure by PMT or its subsidiaries to pay trade accounts payable or any other Liability of PMT or subsidiary when due; or

      (g) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing CLAUSES (A) through (F).
                                   -----------         ---

6.11. AGREEMENTS, NO DEFAULTS, ETC.
      -----------------------------

      Each of PMT and its subsidiaries has in all material respects performed all of the obligations required to be performed by it to date under each material Contract to which it is a party, and there exists no material default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a material default in the performance by PMT or subsidiary or, to the Actual Knowledge of PMT, any other party to any of the foregoing of their respective obligations thereunder.

6.12. LITIGATION, ETC.
      ----------------

      Except for workers' compensation claims made in the ordinary course of business and except as set forth on SCHEDULE 6.12, there are no (i) Proceedings
                                    -------------
pending or, to the Best Knowledge of PMT, threatened against any of PMT or its subsidiaries, whether at law or in equity, whether civil or criminal in nature or before or by any Governmental Entity or arbitrator, nor to the Actual Knowledge of PMT does there exist any basis therefor, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against any of PMT or its subsidiaries.

6.13. COMPLIANCE WITH LAWS.
      --------------------

      Except as set forth on SCHEDULE 6.13, each of PMT and its subsidiaries (a)
                             -------------
has complied in all material respects with, and is in compliance in all material respects with, all material Laws, Orders and Permits applicable to it and (b) has all Permits used or necessary in the conduct of its business. Such Permits are in full force and effect, no material violations with respect to any thereof have occurred or are or have been recorded, and no Proceeding is pending or, to the Best Knowledge of PMT, threatened to revoke or limit any thereof. No investigation or review by any Governmental Entity with respect to PMT or any of its subsidiaries is pending or, to the Best Knowledge of PMT, threatened, nor has any Governmental Entity notified PMT or any of its subsidiaries of its intention to conduct the same.

                                  ARTICLE III

                            COVENANTS AND AGREEMENTS

7.1.  TRANSFER OF A&G INVESTMENTS ASSETS.
      ----------------------------------

      Concurrently with the Closing the Sellers shall cause A&G to sell, transfer, convey and assign to ICI all right, title and interest of A&G in, to and under those assets, properties and rights listed on SCHEDULE 7.1 and the
                                                        ------------
agreements listed as items 1.b. and 1.c. on SCHEDULE 5.3 (collectively, the "A&G
                                            ------------                     ---
Assigned Leases"), in consideration of the payment by ICI to A&G of $398,535 by
---------------
wire transfer of immediately available funds at the Closing and in consideration of ICI's assumption of A&G's obligations under the A&G Assigned Leases, free and clear of all Encumbrances (other than the A&G Assigned Leases, to the extent any of the same constitute an encumbrance on the equipment leased or sold thereunder), pursuant to a bill of sale in the form attached hereto as EXHIBIT
                                                                       -------
H-1 (the "A&G Bill of Sale"), and, in the case each of the A&G Assigned Leases,
---       ----------------
an Assignment and Assumption Agreement in the form attached hereto as EXHIBIT H-
                                                                      ---------
2 (collectively, the "A&G Assignment Agreements") (provided that, in the case of
-                     -------------------------
such item 1.b. (the "TIP Lease"), in the event the consent of the vendor or
                     ---------
lessor thereunder is not obtained prior to the Closing then from and after the Closing, the Sellers shall use their commercially reasonable efforts to obtain such consent after the Closing, and the Purchaser shall cooperate in all commercially reasonable respects in connection therewith, and unless and until such consent is obtained, the Sellers shall cause A&G to provide to the Companies all of the benefits thereunder (including use of the equipment leased or sold thereunder) including enforcement by A&G for the benefit of the Companies of A&G's rights thereunder, and the Companies shall pay, or reimburse A&G for, all rent and other charges due and payable to vendor or the lessor thereunder and shall otherwise perform the obligations of A&G thereunder).

7.2.  COOPERATION REGARDING TAX FILINGS.
      ---------------------------------

      After the Closing, the Purchaser, the Companies and the Sellers shall act in good faith and cooperate with one another for the purpose of filing all Tax Returns and reports to be filed by any of them.

7.3.  REAL PROPERTY LEASE.
      -------------------

      At or prior to the Closing, the Sellers shall cause A&G and the Companies to enter into a lease in the form attached hereto as EXHIBIT C-1 for the
                                                     -----------
premises described on SCHEDULE 7.3 (the "Headquarters Lease"), the Purchaser
                      ------------       ------------------
shall enter into a guarantee for such lease commitment in the form attached hereto as EXHIBIT C-2 and the
          -----------

Companies and the Purchaser shall enter into a Material Inducement in the form attached hereto as EXHIBIT C-3.
                   -----------

7.4.  NONCOMPETITION COVENANT.
      -----------------------

      (a) The Sellers each acknowledge and agree that the nature of the Business is providing services to customers, that a significant asset of the Companies being acquired by the Purchaser hereunder is the knowledge of the Sellers relating to the Business and its existing and potential customers and that the value of the Business would be significantly impaired in the absence of such asset from and after the Closing. Accordingly, the Sellers acknowledge and agree that as a mutual condition to the respective obligations of the parties at the Closing, as a material inducement to the Purchaser to enter into and perform its obligations hereunder, and in consideration of the payments to be received by the Sellers under this Agreement, the Sellers shall not, without the prior written consent of the Purchaser, at any time during the period beginning on the Closing Date and ending on the fifth anniversary thereof, (i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in any manner described in clause (i) above, (iii) induce other employees of the Companies or any of their respective subsidiaries or affiliates to terminate their employment with any of the Companies or any of their respective subsidiaries or affiliates or to engage in any Competing Business in any manner described in clause (i) above or (iv) induce any customer, vendor or agent or any other person or entity with which any of the Companies or their respective subsidiaries or affiliates has a business relationship to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to any Seller's ownership of publicly traded securities which represent not more than 5% of the ownership interests of the issuer.

      (b) The Sellers understand that the foregoing restrictions may limit their ability to earn a livelihood in a business similar to the business of any of the Companies or any subsidiary or affiliate thereof, but each Seller nevertheless believes that he has received and will receive sufficient consideration and other benefits under this Agreement and under the terms of this Agreement to justify clearly such restrictions which, in any event (given such Seller's education, skills and ability), such Seller does not believe would prevent him from earning a living.

      (c)  As used herein, the term "Competing Business" shall mean, as to any
                                     ------------------
Seller, any business engaged in providing any of the following transportation services to third party customers:

               (i) intermodal marketing or transportation services in any city or county in any state or province located in the continental United States, Canada or Mexico;

               (ii) less-then-truckload common carrier services in any city or county in any state or province located in the continental United States, Canada or Mexico;

               (iii) intra-state trucking of truckload or less-than-truckload freight in any city or county located in the state of California;

               (iv) drayage, consolidation, deconsolidation or distribution services in any city or county in any state or province located in the continental United States Canada or Mexico where the Business is conducted or provides such services at the time of, or where there are fixed plans for the Business to be conducted or to provide such services at any time within 12 months after, the termination of such Seller's employment with the Purchaser and the Companies; or

               (v) contract warehousing, freight handling or logistics services in any city or county in any state or province located in the continental United States, Canada or Mexico where the Business is conducted or provides such services at the time of, or where there are fixed plans for the Business to be conducted or to provide such services at any time within 12 months after, the termination of such Seller's employment with the Purchaser and the Companies.

Anything contained in the immediately preceding sentence to the contrary notwithstanding,

                      (A) any entity which has separate divisions or business units, one or more of which are engaged in a business described in the immediately preceding sentence, will not be deemed to be a Competing Business with respect to those separate divisions or business units of such entity that are not engaged in a business described in the immediately preceding sentence so long as such Seller's association with any such separate division or business unit (fully taking into account his functions and the nature of his work at such division or business unit) does not (1) involve existing customers of any of the Companies at the time of the termination of such Seller's employment with the Purchaser and the Companies or former customers of any of the Companies at any time during the 12 months preceding such termination or (2) relate in any material respect to such portion of such business which would be a Competing Business hereunder;

                      (B) the provision of consulting services to a direct shipper who is not a customer of any of the Companies at the time of the termination of such Seller's employment with the Purchaser and the Companies, or a former customer of any of the Companies at any time during the 12 months preceding such termination, shall not be deemed to be "engaging in a Competing Business" for purposes of this SECTION 7.4;
                                -----------

                      (C) in the case of Goldfein, the provision of any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services in any location described in clause (iv) or (v) of the immediately preceding sentence shall only be deemed to be a "Competing Business" if (1) Goldfein was the President or Chief Executive Officer of the Purchaser or any Company (or any of their separate divisions or business units) that was engaged in providing any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services at the time of (or at any within the 12 months prior to) the termination of Goldfein's employment with the Purchaser and the Companies or where the Purchaser or such Company (or such division or business unit) had fixed plans at the time of such termination to provide any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services at any time within 12 months after such termination, or (2) any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services are being provided to any Person who was a customer of the Company at the time of the termination of Goldfein's employment with the Purchaser and the Companies or at any time during the 12 months prior to such termination; and

                      (D) in the case of Steiner, the provision of any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services in any location described in clause (iv) or (v) of the immediately preceding sentence shall only be deemed to be a "Competing Business" if (1) Steiner had direct managerial authority at the Purchaser or any Company (or any of their separate divisions or business units), or otherwise had ongoing contact with the customers of the Purchaser or such Company (or division or business unit), that was engaged in providing any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services at the time of (or at any time within the 12 months prior to) the termination of Steiner's employment with the Purchaser and the Companies or where the Purchaser or such Company (or such division or business unit) had fixed plans at the time of such termination to provide any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services at any time within 12 months after such termination, or (2) any drayage, consolidation, deconsolidation, distribution, contract warehousing, freight handling or logistics services are being provided to any Person who was a customer of the Company at the time of the termination of Steiner's employment with the Purchaser and the Companies or at any time during the 12 months prior to such termination.

7.5.  EMPLOYEE MATTERS.
      ----------------

      Subject to the exclusions set forth in this Section, and in reliance upon the representations and warranties of the Sellers made in SECTION 5.17(A), the
                                                          ---------------
Purchaser will not cause the Companies or the Subsidiary, for a period of 90 days after the Closing Date, to terminate the employment of any employees of the Companies and the Subsidiary on the date hereof, except for cause, in any manner that would cause the Sellers to incur any liability under the Worker Adjustment Retraining and Notification Act.

7.6.  PURCHASER COVENANTS AND TREATMENT OF TRANSFERRED EMPLOYEES UNDER
      ----------------------------------------------------------------
PURCHASER EMPLOYEE BENEFIT PLANS.
--------------------------------

      (a) The Purchaser covenants and agrees that as of the Closing Date, persons employed by the Companies immediately prior to the Closing Date who became employees of the Purchaser as of the Closing Date ("Transferred
                                                           -----------
Employees") shall be entitled to participate in all employee benefit plans and
---------
arrangements maintained by the Purchaser for the benefit of its employees generally in accordance with the terms thereof; (provided, however, that during
                                                 --------  -------
the period ending on the first anniversary of the date hereof (or April 1, 1999, in the case of group health plans), the Purchaser shall cause the Companies to maintain in effect and not to amend or modify, in any manner that would have a materially adverse effect on the benefits made available thereunder, any of the employee benefit plans and programs set forth in SCHEDULE 7.6 that are currently
                                                 ------------
maintained by the Companies). For purposes of determining each such Transferred Employee's eligibility and vesting under such employee benefit plans and arrangements the Purchaser shall recognize such Transferred Employee's service with the Companies beginning on the date such Transferred Employee commenced employment with the Companies.

      (b) The Purchaser also covenants and agrees that any pre-existing condition limitation or exclusion in its health plans shall not apply to Transferred Employees or their covered dependents who are covered under similar health plans of the Companies on the Closing Date and who change coverage to the Purchaser's health plans at the time such Transferred Employees are first given the option to enroll in the Purchaser's health plans.

7.7.  TERMINATION OF CERTAIN AGREEMENTS.
      ---------------------------------

      The Seller Group agrees that, effective as of the Closing, those agreements listed on SCHEDULE 7.7 shall be automatically terminated without any
                     ------------
further action by the parties thereto or any further liability of the Companies or their subsidiaries thereunder.

7.8.  USE OF CERTAIN POWER INTERMODAL ASSETS.
      --------------------------------------

      From and after the Closing for such period of time as shall be reasonably determined by the Companies, the Sellers shall cause Power Intermodal to provide the Companies with the use of those assets listed on Attachment 6A to SCHEDULE
                                                     -------------    --------
1.5 in connection with the Companies' conduct of the Business.  The Companies
---
shall pay, or reimburse Power Intermodal for, all costs and expenses to third parties incurred by Power Intermodal to provide the use of such assets to the Companies, and in connection with such use, none of the Companies shall take any action that would cause Power Intermodal to be in breach of or default under any lease, license or other agreement between Power Intermodal and any third party that relates to such assets or governs Power Intermodal's right to the use of the same.

                                 ARTICLE VIII

                             DELIVERIES AT CLOSING

8.1.  DELIVERIES BY THE SELLERS.
      -------------------------

      The Sellers shall cause to be delivered, unless waived by the Purchaser, the following:

      (a)  OPINION OF THE SELLER GROUP'S COUNSEL. An opinion of Manatt, Phelps &
           -------------------------------------
Phillips LLP, counsel for the Seller Group, dated the Closing Date, substantially in the form of EXHIBIT D attached hereto.
                             ---------

      (b)  CONSENTS AND APPROVALS.  Duly executed copies of all consents and
           ----------------------
approvals required for or in connection with the execution and delivery by the Companies and the Sellers of this Agreement and each of the Related Documents to which any of them may be parties, the consummation of the transactions contemplated hereby and thereby, and the continued conduct of the Business as previously conducted (including any material consent identified on SCHEDULE
                                                                   --------
4.3), in form and substance reasonably satisfactory to the Purchaser and its
---
counsel.

      (c)  EVIDENCE OF PAYMENTS. Evidence reasonably satisfactory to the
           --------------------
Purchaser of the payments required to be made to the Companies pursuant to
SECTION 1.3(C).
--------------

      (d)  HEADQUARTERS LEASE. A lease for the premises described therein
           ------------------
executed by A&G, as landlord, with the Companies to execute the same after the Closing as the tenant and the Purchaser to execute the same after the Closing as the guarantor, substantially in the form of EXHIBIT C-1 attached hereto (the
                                            -----------
"Headquarters Lease");
 ------------------

      (e)  GENERAL RELEASES. A General Release in favor of the Companies from
           ----------------
the Seller and their respective Affiliates substantially in the of EXHIBIT E
                                                                   ---------
attached hereto (each, a "General Release");
                          ---------------

      (f)  EMPLOYMENT AGREEMENTS. An employment agreement with each of the
           ---------------------
Sellers and the Purchaser and the Companies substantially in the forms of EXHIBITS F-1 and F-2 attached hereto, as applicable (the "Employment
------------     ---                                      ----------
Agreements");
----------

      (g)  STOCKHOLDERS AGREEMENT.  A counterpart of the Amended and Restated
           ----------------------
Stockholders Agreement substantially in the form of EXHIBIT G attached hereto
                                                    ---------
(the "Stockholders Agreement") executed by each of the Sellers;
      ----------------------

      (h)  A&G BILL OF SALE AND ASSIGNMENT AGREEMENTS. The A & G Bill of Sale
           ------------------------------------------
and A&G Assignment Agreements from A & G to ICI in the forms attached hereto as EXHIBITS H-1 and H-2.
------------     ---

      (i)  SELLER CERTIFICATES. Each of the following certificates by the Person
           -------------------
who or which is the subject thereof:

               (i) a certificate of the secretary of each of the Companies, their respective subsidiaries and A&G, dated as of the Closing Date, certifying:

                         (A) that true and complete copies of such Person's Charter Documents as in effect on the Closing Date are attached thereto,

                         (B) as to the incumbency and genuineness of the signatures of each officer of such Person executing this Agreement and the Related Documents on behalf of such Person; and

                         (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of such Person authorizing the execution, delivery and performance of this Agreement and the Related Documents to which such Person is a party and the consummation of the transactions contemplated hereby and thereby;

               (ii) certificates dated as of a recent date prior to the Closing Date of the secretaries of state of the states in which such Person is organized and qualified to do business dated as of the Closing Date, certifying as to the good standing and nondelinquent tax status of such Person; and

               (iii) a certificate of a principal executive officer of each Company, dated as of the Closing Date, certifying that such Company is not a foreign person within the meaning of Section 1445 of the Code.

     (j)  PAY-OFF LETTERS; TERMINATION AGREEMENTS.  Pay-off letters and/or
          ---------------------------------------
termination agreements relating to the payment of the Funded Indebtedness, all on terms and substance reasonably satisfactory to the Purchaser.

8.2. DELIVERIES BY THE PURCHASER.
     ---------------------------

     The Purchaser shall cause to be delivered, unless waived by the Sellers, the following:

     (a)  OPINION OF THE PURCHASER'S COUNSEL.  An opinion of O'Sullivan Graev &
          ----------------------------------
Karabell, LLP, counsel for the Purchaser, dated the Closing Date, substantially in the form of EXHIBIT I attached hereto.
               ---------

     (b)  CONSENTS AND APPROVALS.  Executed copies of all consents and approvals
          ----------------------
required for or in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Documents to which it may be a party and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Sellers and their counsel.

     (c)  RELATED DOCUMENTS. Each of the Related Documents to which the
          -----------------
Purchaser is a party.

     (d)  PURCHASER CERTIFICATES. Each of the following certificates by the
          ----------------------
Person who or which is the subject thereof:

               (i) a certificate of the secretary of Purchaser, dated as of the Closing Date, certifying (x) that true and complete copies of Purchaser's Charter Documents as in effect on the Closing Date are attached thereto,
     (y) as to the incumbency and genuineness of the signatures of each officer of such Person executing this Agreement and the Related Documents on behalf of Purchaser; and (z) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby; and

               (ii) certificates dated as of a recent date prior to the Closing Date of the secretaries of state of the states in which Purchaser is organized or qualified to do business dated as of the Closing Date, certifying as to the good standing and nondelinquent tax status of Purchaser.

                                   ARTICLE IX

                                INDEMNIFICATION

9.1. INDEMNIFICATION GENERALLY; ETC.
     -------------------------------

     (a)  Subject to the further provisions of this ARTICLE IX, each of the
                                                    ----------
Sellers shall severally, and not jointly, indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

               (i) the untruth, inaccuracy or breach of any representation or warranty of either of the Sellers contained herein (other than ARTICLE IV)
                                                                    ----------
     or any certificate delivered by any of the Companies or any of the Sellers in connection herewith at the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

               (ii) the breach of any agreement or covenant of any of the Companies contained in this Agreement

Subject to the further provisions of this Article IX, the Sellers shall jointly and severally indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with (A) any and all Special Tax Losses and (B) any and all Losses arising from or in connection with the letter dated January 19, 1990, between the Subsidiary and George Kirtley regarding payments due Kirtley upon or following a change in control. Anything contained herein to the contrary notwithstanding, each Seller shall only be liable for 50% of the sum of all Losses incurred by the Purchaser Indemnified Persons for which indemnification is payable by the Seller Indemnifying Persons pursuant to clause
(i) of the first sentence of this SECTION 9.1(A).
                                  --------------

     (b)  Subject to the further terms of this ARTICLE IX, each of the Sellers
                                               ----------
shall severally, and not jointly, indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses, arising from or in connection with any of the following:

               (i) the untruth, inaccuracy or breach of any representation or warranty of such Seller contained in ARTICLE IV hereof or in any
                                          ----------
     certificate delivered by such Seller relating thereto delivered in connection herewith at the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

               (ii) the breach of any agreement or covenant of such Seller contained in this Agreement.

     (c)  Subject to the further terms of this ARTICLE IX, the Purchaser shall
                                               ----------
indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Seller Losses arising from or in connection with any of the following:

               (i) the untruth, inaccuracy or breach of any representation or warranty of the Purchaser contained herein or any certificate delivered by the Purchaser in connection herewith at the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

               (ii) the breach of any agreement or covenant of the Purchaser contained in this Agreement; and

               (iii) any claim by PaineWebber Incorporated for brokers' or finders' fees arising from an alleged agreement or arrangement with the Purchaser in connection with the transactions contemplated by this Agreement (excluding, however, any such claim to the extent it arises from any written agreement or arrangement between PainWebber Incorporated and any Seller); provided, however, that for purposes of this clause (iii)
                  --------  -------
     "Seller Losses" shall consist only of direct Losses incurred by the Seller Indemnified Persons, or any of them, and not any Losses resulting from any diminution in value of the PMT Shares or other securities of PMT or its subsidiaries held by any Seller Indemnified Person, whether resulting from any payment made by PMT, other liability incurred by PMT or otherwise.

9.2. ASSERTION OF CLAIMS.
     -------------------

     No claim shall be brought for a breach of a representation or warranty under SECTION 9.1 hereof unless the Indemnified Persons, or any of them, at any
      -----------
time prior to the applicable Survival Date (as defined below), give the Indemnifying Persons (a)
written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to SECTION 9.3 of any Third Party Claim, the existence of which
                   -----------
might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under SECTION 9.1.
                      -----------

9.3. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.
     ----------------------------------------

     The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim"), other than Tax Claims, shall be subject to the following
------------------
terms and conditions:

     (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no
                                                   --------  -------
delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

     (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder and the Indemnifying Persons shall have the financial resources to meet such indemnification obligations, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that
                                                       --------  -------
the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if
(i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests are in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

     (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of SECTION
                                                                         -------
9.3(B) is not applicable), the Indemnifying Persons shall not be responsible for
------
any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in SECTION 9.3(B), or are otherwise restricted from so assuming by the proviso
   --------------
to the first sentence of SECTION 9.3(B), the Indemnifying Persons shall
                         --------------
nevertheless be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause (i) or (ii) of the proviso to the first sentence of SECTION 9.3(B), the Indemnified Persons shall not be entitled
                  --------------
to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld, conditioned or delayed.

     (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim pursuant to clause (i) or (ii) of SECTION 9.3(B), (i) the
                                                         --------------
Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense and (ii) the Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld, delayed or conditioned.

9.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
     ------------------------------------------

     (a)  Subject to the further provisions of this SECTION 9.4, the
                                                    -----------
representations and warranties contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing until May 31, 1999; provided, however, that the representations and
                            --------  -------
warranties contained in SECTIONS 4.1, 5.4, 6.4 AND 6.6 shall survive
                        ------------------------------
indefinitely and the representations and warranties contained in SECTION 5.9
                                                                 -----------
shall survive the Closing Date until 30 days after the expiration of the applicable statutes of limitations for Third Party Claims applicable to the matters covered thereby.

     (b) The covenants and other agreements of the parties contained in this Agreement shall survive the Closing Date until they are otherwise terminated by their terms. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "Survival Date."
                  -------------

     (c) From and after the Closing, no member of the Seller Group shall have any recourse against any Company for any breach of any representation, warranty, covenant or agreement of any Company or any other member of the Seller Group set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement.

9.5. LIMITATIONS ON INDEMNIFICATION.
     ------------------------------

     (a) The Purchaser Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties pursuant to clause
                                                                       ------
(i) of the first sentence of SECTION 9.1(A) unless and until the Purchaser
---                          --------------
Indemnified Persons (or any member thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $100,000, in which event the right to be indemnified shall apply only to the extent such Losses exceed $100,000. The sum of all Losses pursuant to which indemnification is payable by the Seller Indemnifying Persons pursuant to clause (i) of
                                 ----------
the first sentence of SECTION 9.1(A) with respect to the representations and
                      -------------
warranties set forth in this Agreement shall not exceed an amount equal to 12.5% of the Cash Portion plus 12.5% of the aggregate value of the PMT Shares
                    ----
(determined in accordance with SECTION 9.6) (the "Representation Cap");
                               -----------        -------------------
provided, however, that the sum of all Losses pursuant to which indemnification
--------  -------
is payable by the Seller Indemnifying Persons pursuant to clause (i) of the
                                                          ----------
first sentence of SECTION 9.1(A) with respect to the representations and
                  -------------
warranties set forth in SECTIONS 5.9 and 5.19 shall not exceed an amount equal
                        ------------     ----
to 15% of the Cash Portion plus 15% of the aggregate value of the PMT Shares
                           ----
(determined in accordance with SECTION 9.6) (the "Environmental/Tax Cap");
                               -----------        ---------------------
provided, further, that the sum of all Losses pursuant to which indemnification
--------  -------
is payable by the Seller Indemnifying Persons pursuant to clause (i) of the
                                                          ----------
first sentence of SECTION 9.1(A) with respect to the representations and
                  -------------
warranties set forth in SECTIONS 4.1 and 5.4 shall not exceed the Cash Portion
                        ------------     ---
plus the aggregate value of the PMT Shares (determined in accordance with
SECTION 9.6) (the "Remainder Cap"). Notwithstanding anything to the contrary
-----------        -------------
stated above, any payment by the Seller Indemnifying Persons pursuant to SECTION
                                                                         -------
9.5 hereof shall reduce, dollar for dollar, the dollar amount required to be
---
paid by the Seller Indemnifying Persons under the Representation Cap, the Environmental/Tax Cap, the Remainder Cap and the Litigation Cap (as defined below).

     (b) The Seller Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties pursuant to SECTION
                                                                       -------
9.1(C)(I) unless and until the Seller Indemnified Persons (or any member
--------
thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $100,000, in which event the right to be indemnified shall apply only to the extent such Losses exceed $100,000. The sum of all Losses pursuant to which indemnification is payable by the Purchaser Indemnifying Persons pursuant to SECTION 9.1(C)(I) with respect to the representations and warranties set
   ----------------
forth in this Agreement shall not exceed $625,000 (the "Purchaser Representation
                                                        ------------------------
Cap"); provided, however, that the sum of all Losses pursuant to which
----   --------  -------
indemnification is payable by the Purchaser Indemnifying Persons pursuant to
SECTION 9.1(C)(I) with respect to the representations and warranties contained
----------------
in SECTION 6.4. shall not exceed $5 million (the "PMT Remainder Cap").
   -----------                                    -----------------
Notwithstanding anything to the contrary stated above, any payment by the Purchaser Indemnifying Persons pursuant to any provision of SECTION 9.1(C) shall
                                                            -------------
reduce, dollar for dollar, the dollar amount required to be paid by the Purchaser Indemnifying Persons under the PMT Representation Cap and the PMT Remainder Cap.

9.6. SATISFACTION OF INDEMNIFICATION OBLIGATIONS OF THE SELLER INDEMNIFYING
     ----------------------------------------------------------------------
PERSONS.
-------

     The obligations of the Seller Indemnifying Persons pursuant to SECTION
                                                                    -------
9.1(A) to indemnify the Purchaser Indemnified Persons for Purchaser Losses
------
arising from or in connection with the matters described in CLAUSE (I) of such
                                                            ----------
SECTION 9.1(A) shall be satisfied in the following manner: (i) an amount equal
--------------
to 17/18ths of each such Purchaser Loss shall be paid in cash by the Seller Indemnifying Persons to the Purchaser Indemnified Persons by wire transfer of immediately available funds to an account specified by the Purchaser and (ii) an amount equal to 1/18th of each such Purchaser Loss shall be paid by the surrender to the Purchaser for no consideration of that number of

PMT Shares having an aggregate value on the Closing Date equal to such amount (unless all of the PMT Shares have been surrendered, at which time all Purchaser Losses shall be satisfied in full by cash payment in the manner provided in CLAUSE (I) of this sentence), it being agreed that solely for purposes of
----------
SECTION 9.5(A) and this SECTION 9.6 on the Closing Date the aggregate value of
--------------          -----------
the PMT Shares is $1,000,000 and the per share value of the PMT Shares is $7.02 per share.

9.7. SPECIAL INDEMNIFICATION.
     -----------------------

     Notwithstanding anything to the contrary contained in ARTICLE IX hereof,
                                                           ----------
all settlement or judgment liabilities (collectively, the "Special Liabilities")
                                                           -------------------
directly resulting from the Lawsuit (as defined below) shall be handled as follows: (a) up to the first $2 million of such Special Liabilities shall remain an obligation solely of the Companies and the Purchaser after the Closing, as to which the Companies and the Purchaser shall indemnify and hold harmless the Sellers, and neither the Purchaser nor the Companies shall have any indemnification rights against the Sellers therefor; (b) of the next $2 million of any such Special Liabilities, on a pari passu basis, (i) the Companies and the Purchaser shall bear (and indemnify and hold harmless the Sellers from and against) one-half thereof (and neither the Purchaser nor the Companies shall have any indemnification rights against the Sellers for such portion of any such Special Liabilities) and (ii) each of the Sellers shall, severally, and not jointly, bear (and indemnify the Purchaser and the Companies from and against such Seller's Proportionate percentage of the other one-half thereof (and neither of the Sellers shall have any indemnification rights against the Purchaser or the Companies for such portion of any such Special Liabilities) (such $1 million obligation by the Sellers to be referred to as the "Litigation
                                                                     ----------
Cap"); (c) any and all such Special Liabilities in excess of the first $4
---
million thereof shall be borne solely by the Companies and the Purchaser, as to which the Companies and the Purchaser shall indemnify and hold harmless the Sellers, and neither the Purchaser nor the Companies shall have any indemnification rights against the Sellers therefor; and (d) the Purchaser shall have complete control of all aspects of the Companies' investigation and defense, and any settlement, of the Lawsuit and shall bear all costs and expenses, including attorneys' fees, incurred in connection with such investigation, defense and settlement, which costs and expenses, including attorneys' fees, incurred in connection with such investigation, defense and settlement shall not, for purposes of this Agreement, be considered a part of the Liabilities. Anything contained in this SECTION 9.7 to the contrary
                                             -----------
notwithstanding, the indemnification obligations of the Purchaser under this
SECTION 9.7 shall be subject to any limitations thereon imposed by or under
-----------
applicable law. The obligations of the Sellers under the Litigation Cap shall be subject to and limited by the available dollar amount under any limitation of liability in ARTICLE IX hereof. Any payment made by the Sellers pursuant to
             ----------
CLAUSE (B) above also shall reduce, dollar for dollar, the available dollar
----------
amount under any other provision of ARTICLE IX hereof to be paid by the Seller
                                    ----------
Indemnifying Persons that is subject to the Representation Cap, the Environmental/Tax Cap or the Remainder Cap.

9.8. SATISFACTION OF CLAIMS BY PURCHASER.
     -----------------------------------

     In the event of a claim by the Purchaser Indemnified Persons, or any of them, for indemnification pursuant to SECTION 9.1(A)(I), the Purchaser
                                      -----------------
Indemnified Persons shall use all commercially reasonable efforts to seek such indemnification from both of the Sellers simultaneously.

9.9. COOPERATION REGARDING TAX PROCEEDINGS.
     -------------------------------------

     (a) Each of the Purchaser, on the one hand, and the Sellers, on the other hand, shall promptly notify the other party upon becoming aware of the assertion of any claim (a "Tax Claim") with respect to Taxes paid or payable by a Company
                 ---------
for which the Purchaser Indemnified Persons may seek indemnity hereunder; provided, however, that no delay on the part of either party in so notifying the
--------  -------
other party shall relieve the other party from any liability or obligation hereunder unless (and then solely to the extent) that the other party is prejudiced by such delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Tax Claim and, to the extent then known to the party so obligated to provide such notice, the action that such party in good faith intends to take with respect to such Tax Claim, but such party shall not thereby be restricted from taking other or different action.

     (b) If the Sellers shall acknowledge in a writing delivered to the Purchaser that such Tax Claim is properly subject to their indemnification obligations hereunder and the Sellers shall have the financial resources to meet such indemnification obligations, then subject to the further provisions of this
SECTION 9.9, the Sellers shall have the right to assume the defense of such Tax
-----------
Claim at their own expense and by their own counsel and other advisers, which counsel and other advisors shall be reasonably satisfactory to the Purchaser Indemnified Persons; provided, however, that the Sellers shall not have the
                     --------  -------
right to assume the defense of any Tax Claim, notwithstanding the giving of such written acknowledgment, if such Tax Claim involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligations of the Sellers or the Sellers shall not have assumed the defense of such Tax Claim in a timely fashion.

     (c) If the Sellers shall assume the defense of a Tax Claim pursuant to and in accordance with SECTION 9.9 (B), the Sellers shall not be responsible for any
                   ---------------
legal or other defense costs subsequently incurred by the Purchaser Indemnified Persons in connection with the defense thereof. If the Sellers do not exercise their right to assume the defense of a Tax Claim or are otherwise restricted from doing so pursuant to SECTION 9.9(B), the Sellers shall nevertheless be
                          --------------
entitled to participate in such defense with their own counsel and other advisors and at their own expense. If the defense of a Tax Claim is retained by a Purchaser Indemnified Person, the Purchaser Indemnified Persons shall not be entitled to settle such Tax Claim without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, delayed or conditioned.

     (d) If the Sellers exercise their right to assume the defense of a Tax Claim pursuant to and in accordance with SECTION 9.9(B), (i) the Purchaser
                                         --------------
Indemnified Persons shall be entitled to participate in such defense with their own counsel and other advisors at their own expense and (ii) the Sellers shall not make any settlement of such Tax Claim without the written consent of the Purchaser Indemnified Persons, which consent shall not be unreasonably withheld, delayed or conditioned.

  (e)  Anything contained in this SECTION 9.9 to the contrary notwithstanding,
                                  -----------
if the Purchaser Indemnified Persons (or any of them) or the Sellers elect to pay any Tax asserted by a Tax Claim, such party nevertheless shall not do so for at least thirty (30) days after the date of its notice to the other party hereunder (or such shorter period as may be required by law or by prudent practice) in order to permit the other party to inform the former of the other party's views as to the merits of such Tax Claim. Each of the Sellers, on the one hand, and the Purchaser Indemnified Persons, on the other hand, shall use commercially reasonable efforts to resist an assertion of Taxes with respect to which the Sellers are obligated to indemnify the Purchaser Indemnified Persons but shall not be required to contest any such assertion if the other party consents. Such other party shall give its consent if (i) there would not be a reasonable probability of having such Tax Claim declared to be incorrect by a court if the matter were fully litigated, or (ii) the Purchaser Indemnified Persons reasonably would agree to such claim if the Purchaser Indemnified Persons were not indemnified for such Tax Claim, taking into account the collateral effects of such Tax Claim. If the Sellers, on the one hand, and the Purchaser Indemnified Persons, on the other hand, are unable to resolve any dispute regarding the application of the principles of this SECTION 9.9(E), the
                                                            --------------
matter shall be referred for determination as promptly as possible to the Independent Accounting Firm, whose determination shall be binding on the parties in the absence of fraud.

  (f)  For purposes of this SECTION 9.9(A) and to the extent permitted by law, a
                            --------------
Purchaser Indemnified Person may contest a Tax Claim either by contesting the imposition of such Tax prior to payment or by paying the Tax and pursuing appropriate procedures for obtaining a refund. If the Purchaser Indemnified Person elects the latter course, the Sellers shall indemnify the Purchaser Indemnified Persons (but only to the extent they are required to do so under the applicable provisions of this ARTICLE 9) promptly after the Purchaser
                              ---------
Indemnified Person's payment of the Tax, and if a refund subsequently is obtained, the Purchaser Indemnified Person shall turn over to the Sellers the amount of Tax (but not interest) refunded, up to the amount of the indemnification payment actually made by the Sellers to the Purchaser Indemnified Persons, together with interest on such refund of Tax from the date the Sellers made such indemnification payment, at the rates in effect from time to time under Section 6621(a)(1) of the Code.

  During the course of any Proceeding regarding any Tax Claim, the Purchaser Indemnified Persons and the Sellers will cooperate and consult with each other from time to time in good faith regarding the defense of such Tax Claim. Each of the Purchaser Indemnified Persons, on the one hand, and the Sellers, on the other hand, will afford the other and its attorneys and other advisors reasonable access to all documents and other materials pertaining to such Tax Claim and the defense thereof.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1.  AMENDMENT.
       ---------

       This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive in writing any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.2.  ENTIRE AGREEMENT.
       ----------------

       This Agreement and the other agreements and documents referred to herein and to be executed and delivered in connection herewith (including, but not limited to, the schedules and the exhibits (in their executed form) attached hereto) embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt all prior and contemporaneous understandings, agreements or arrangements or representations by or among the parties, written or oral, which relate to the subject matter hereof and thereof in any way (including the Letter of Intent dated as of August 13, 1997, as amended, among the Companies, the Sellers and the Purchaser). Other than this Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith, there are no other agreements continuing in effect relating to the subject matter hereof.

10.3.  SEVERABILITY.
       ------------

       It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.4.  BENEFITS OF AGREEMENT.
       ---------------------

       All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing. No party may assign either this Agreement or any of his or its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that, unless expressly
                                       --------  -------
prohibited hereunder, the Purchaser may, without the consent of any other party hereto, (i) assign any or all of its rights and interests hereunder to one or more of its wholly-owned Affiliates and designate one or more of its wholly-owned Affiliates to perform its obligations hereunder and (ii) assign any or all of its rights and interests hereunder as security for any obligations arising in connection with the financing of the transactions contemplated hereby, in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder.

10.5.   EXPENSES.
        --------

     Except as otherwise provided in this Agreement, the Purchaser on the one hand and the Seller Group on the other hand shall each bear their own expenses (with the Sellers reimbursing the Companies for expenses of the Sellers paid by the Companies (or any of them) at or prior to the Closing) incurred in connection with this Agreement and the Related Documents. If the Closing occurs, a transaction fee of not more than $100,000 shall be paid by the Purchaser to EMI.

10.6.   HEADINGS.
        --------

     Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

10.7.   NOTICES.
        -------

     All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to any of the Sellers, to each Seller at his address below:

               Gary I. Goldfein
               229 N. Cliffwood Ave.
               Los Angeles, CA 90049
               Telephone No.:  (310) 471-2974
               Facsimile No.:  (310) 471-7483

               Allen E. Steiner
               1537 Amalfi Drive
               Pacific Palisades, CA 90272-2754
               Telephone No.:  (310) 459-3926
               Facsimile No.:  (310) 459-8124

          with a copy to:

               Manatt, Phelps & Phillips, LLP
               11355 West Olympic Boulevard
               Los Angeles, California  90064-1614
               Attention:  Ronald S. Barak, Esq.
               Telephone No.:  (310) 312-4000
               Facsimile No.:  (310) 312-4224

     (b)  if to the Purchaser or, after the Closing, any Company, to:

               PMT Holdings, Inc.
               c/o Eos Partners, L.P.
               320 Park Avenue
               New York, New York   10022
               Attention:  Mr. Douglas R. Korn
               Telephone No.:  (212) 832-5803
               Facsimile No.:  (212) 832-5815

          with a copy to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Attention:  Michael F. Killea, Esq.
               Telephone No.:  (212) 480-2400
               Facsimile No.:  (212) 408-2420

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

10.8.   COUNTERPARTS.
        ------------

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

10.9.   GOVERNING LAW.
        -------------

     THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT, ALTHOUGH THE CLOSING HEREUNDER MAY PHYSICIALLY OCCUR OUTSIDE THE STATE OF CALIFORNIA FOR ADMINISTRATIVE PURPOSES, ALL OR SUBSTANTIALLY ALL NEGOTIATIONS WITH THE SELLERS AND INVESTIGATIONS AND OTHER ACTIONS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OCCURRED IN THE STATE OF CALIFORNIA. IT IS THE PARTIES AGREEMENT AND

INTENTION THAT THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT.

10.10.   INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.
         ------------------------------------------------------------

     All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder (as modified and supplemented by the Schedules attached hereto) shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder. Any matter disclosed on any Schedule to this Agreement shall be deemed to be disclosed on all other Schedules to this Agreement provided that such disclosure is, on its face, responsive to the other provisions of this Agreement with respect to which such matter is deemed disclosed.

10.11.   INTERPRETATION; CONSTRUCTION.
         ----------------------------

     The use in this Agreement of the term "including" means "including, without limitation." The words "herein", "hereof", "hereunder", "hereby", "hereto", "hereinafter", and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

10.12.  REMEDIES.
        --------

     The parties shall each have and retain all rights and remedies existing in their favor under this Agreement, at law or in equity, including rights to bring actions for specific performance and injunctive and other equitable relief (including the remedy of rescission) to enforce or prevent a breach or violation of any provision of this Agreement. All such rights and remedies shall, to the extent permitted by applicable Law, be cumulative and a party's pursuit of any such right or remedy shall not preclude such party from exercising or pursuing any other available right or remedy.

10.13.  CONSENT OF SPOUSES.
        ------------------

     Each Seller shall cause his spouse to execute and deliver a separate consent and agreement in substantially the form attached hereto as EXHIBIT J or
                                                                   ---------
otherwise reasonably acceptable to the Purchaser and such Seller (a "Spousal
                                                                     -------
Consent").
-------

                            *   *   *   *   *   *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

                                        THE PURCHASER:


                                        PMT HOLDINGS, INC.


                                        By:___________________________
                                        Name:
                                        Title:


                                        THE COMPANIES:

                                        INTERSTATE CONSOLIDATION, INC.


                                        By:___________________________
                                        Name:
                                        Title:


                                        INTERSTATE CONSOLIDATION
                                        SERVICE, INC.


                                        By:___________________________
                                        Name:
                                        Title:

                                        THE SELLERS:


                                        ___________________________________
                                        Gary I. Goldfein


                                       ____________________________________
                                       Allen E. Steiner

                                    ANNEX I


                             SHAREHOLDER OWNERSHIP
                             ---------------------


      SELLER              ICI              ICS            PROPORTIONATE         COMMON SHARES
                        SHARES           SHARES             PERCENTAGE            AT CLOSING
                       --------         --------            ---------             ----------
Gary I. Goldfein         100.00           100.00              50%                     71,250
Allen E. Steiner         100.00           100.00              50%                     71,250
                         200.00           200.00              100%                   142,500
                       ========          =======              ===                  =========

                                    ANNEX II


                              CERTAIN DEFINITIONS
                              -------------------


     "ACQUISITION PROPOSAL" means any offer, proposal or indication of interest
      --------------------
in (i) the direct or indirect acquisition of all or any material part of any of the Companies or their subsidiaries, (ii) a merger, consolidation or other business combination directly or indirectly involving any of the Companies or their subsidiaries or (iii) the direct or indirect acquisition of any capital stock of any of the Companies or their subsidiaries.

     "ACTUAL KNOWLEDGE" of any Person means the actual knowledge of such Person
      ----------------
without any obligation of additional inquiry on the part of such Person as to the matter in question. When used with respect to the Purchaser, "Actual Knowledge" shall mean only the Actual Knowledge (as defined in the foregoing sentence) of Doug Korn, Don Orris, Joseph Atturio, Robert Cross and Gerry Angeli, and the Actual Knowledge of each of them shall be imputed to the Purchaser. The Actual Knowledge of any Seller shall be imputed to the other Seller.

     "AFFILIATE" means, with respect to any Person, (i) a director, officer or
      ---------
shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     "AGREEMENT" means this agreement together with all schedules and exhibits
      ---------
hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.

     "BEST KNOWLEDGE" of any Person means (i) the actual knowledge of such
      --------------
Person and (ii) that knowledge which such Person would have obtained after making such reasonable inquiry and exercising such reasonable diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs. When used with respect to the Purchaser, "Best Knowledge" shall mean only the Best Knowledge (as defined in the foregoing sentence) of Doug Korn, Don Orris, Joseph Atturio, Robert Cross and Gerry Angeli, and the Best Knowledge of each of them shall be imputed to the Purchaser. The knowledge (actual and constructive) of any Seller shall be imputed to the other Seller.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday or a day on
      ------------
which banking institutions in New York, New York are not required to be open.

     "CAPITAL LEASE" means any obligation to pay rent or other amounts under any
      -------------
lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

     "CHARTER DOCUMENTS" means, as to any corporation, the articles, certificate
      -----------------
or memorandum of incorporation or association of such corporation, the by-laws of such corporation, and each other instrument or other document governing such corporation's existence and internal affairs, in each case as amended and restated and in effect at the time in question.

     "CONTRACT" means any loan or credit agreement, note, bond, mortgage,
      --------
indenture, lease, sublease, purchase order or other agreement, commitment, instrument, permit, concession, franchise or license.

     "CONTROL" means, with respect to any Person, the possession, directly or
      -------
indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "EMPLOYEE BENEFIT PLAN" means (i) any qualified or non-qualified Employee
      ---------------------
Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan or Multiple Employer Plan, (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, severance, incentive, bonus, profit-sharing, stock option, stock purchase or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

     "ENCUMBRANCES" shall mean and include security interests, mortgages, liens,
      ------------
pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all Laws, Permits, Orders and
      -------------------------------------
Contracts and all common law relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA AFFILIATE" means, with respect to any Person, any other Person that
      ---------------
is a member of a "controlled group of corporations" with, or is under "common
                  --------------------------------                     ------
control" with, or is a member of the same "affiliated service group" with such
-------                                    ------------------------
Person as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Code.

     "FUNDED INDEBTEDNESS" means, without duplication, the aggregate amount
      -------------------
(including the current portions thereof) of all (i) indebtedness for money borrowed from others (including any prepayment and similar penalties) and purchase money indebtedness (other than accounts payable in the ordinary course); (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by any Company or subsidiary or in effect guaranteed, directly or indirectly, in any manner by any Company or subsidiary through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such arrangement being hereinafter referred to as a "GUARANTY") (but the term "Guaranty" shall exclude
                              --------
endorsements of checks and other instruments in the ordinary course); (iii) all indebtedness of the type described in clause (i) above secured by any Encumbrance upon property owned by any Company or subsidiary even though such Company or subsidiary has not in any manner become liable for the payment of such indebtedness; (iv) Capital Leases; and (v) all interest expense and other charges accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness.

     "GOVERNMENTAL ENTITY" means any governmental authority or instrumentality,
      -------------------
whether Federal, state, local or foreign and whether legislative, executive, judicial or otherwise.

     "INDEMNIFIED PERSONS" means and includes the Seller Indemnified Persons
      -------------------
and/or the Purchaser Indemnified Persons, as the case may be.

     "INDEMNIFYING PERSONS" means and includes the Seller Indemnifying Persons
      --------------------
and/or the Purchaser Indemnifying Persons, as the case may be.

     "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights,
      ----------------------------
including, patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, trade dress, logos and designs and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including, manuals, memoranda and records.

     "KEY EMPLOYEE" means any employee of the Company or any of its subsidiaries
      ------------
or of PMT or any of its subsidiaries, as the case may be, earning in excess of $150,000 per annum in regular salary and bonuses.

     "LAW" means any applicable foreign, federal, state or local law, statute,
      ---
treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity (including all Environmental, Health and Safety Laws).

     "LAWSUIT" means the action entitled Irwin Albillo et al. vs. Intermodal
      -------                            -----------------------------------
Container Service, Inc., et al. (Case No. BO174508), as such action may be
-------------------------------
amended, modified, restated or refiled, whether by the plaintiff Albillo or one or more other independent owner/operator truck drivers against one or more of the Sellers, the Companies and the Subsidiary asserting claims based on the facts alleged in the Albillo
                                                                      -------
action cited above.

     "LIABILITY" means any liability or obligation, whether known or unknown,
      ---------
asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

     "LITIGATION EXPENSE" means any out-of-pocket expenses incurred in
      ------------------
connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder including, court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

     "LOSSES" means any and all losses (including a diminution in the value of
      ------
any Company's capital stock), claims, shortages, damages, expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Taxes (including interest or penalties thereon) and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under ARTICLE IX, as reduced
                                                         ----------
by tax benefits actually realized under Tax Laws in respect of such Losses, in each case net of all reasonable costs and expenses of recovering any such tax benefits. For purposes of determining tax benefits actually realized, there shall be included tax benefits resulting from such Loss that are actually realized before the taxable year in which a payment for a Loss is received and tax benefits resulting from such Loss that are resulting from such Loss that are actually realized in the taxable year in which a payment for a Loss is received and in the two subsequent taxable years, as increased by (x) the amount of any
                                            ---------
Taxes payable on such indemnification payment and (y) the amount of any Taxes payable on the payment referred to in clause (x) hereof. Any tax benefit realized within the two taxable years subsequent to the year in which a payment for a Loss is received shall be paid to the Indemnifying Party (less of all expenses).

     "ORDERS" means judgments, writs, decrees, compliance agreements,
      ------
injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

     "PERMITS" means all permits, licenses, authorizations, registrations,
      -------
franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities (other than any of the foregoing of general applicability, the loss of which would not have a materially adverse effect).

     "PERMITTED ENCUMBRANCES" means (i) Encumbrances for Taxes not yet due and
      ----------------------
payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

     "PERSON" shall be construed broadly and shall include an individual, a
      ------
partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "PROCEEDINGS" means any action, suit, investigation or proceedings before
      -----------
any Governmental Entity or arbitrator.

     "PROPORTIONATE PERCENTAGE" means, as to each Seller, a fraction, the
      ------------------------
numerator of which is the number of Shares owned by such Seller prior to the Closing and reflected on ANNEX I, and the denominator of which is the aggregate
                         -------
number of Shares owned by all Sellers prior to the Closing and reflected on ANNEX I.
-------

     "PURCHASER INDEMNIFIED PERSONS" means and includes the Purchaser and its
      -----------------------------
subsidiaries (including, following the Closing, the Companies), their respective successors and assigns, and the respective officers, directors and controlling parties of each of the foregoing; provided, however, that any such Person who
                                  --------  -------
was, prior to the Closing Date, an officer, director, employee, Affiliate, successor or assign of any Company or any Seller shall not, in such capacity, be a Purchaser Indemnified Person with respect to a breach of this Agreement or any Related Document based on facts or circumstances occurring, or actions taken by such Person, at or prior to the Closing.

     "PURCHASER INDEMNIFYING PERSONS" means the Purchaser and its successors.
      ------------------------------

     "PURCHASER LOSSES" means any and all Losses sustained, suffered or incurred
      ----------------
by any Purchaser Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under ARTICLE IX.
                                                     ----------

     "RELATED DOCUMENTS" means, collectively, the following:
      -----------------

          (i) General Releases of the Companies from each of Goldfein, Steiner, A&G and Power Intermodal;

          (ii) Employment Agreements between the Purchaser and the Companies and each of the Sellers;

          (iii) Stockholders Agreement; and

          (iv)  A&G Bill of Sale.

     "SECURITIES" means "SECURITIES" as defined in SECTION 2(1) of the
      ----------         ----------                ------------
Securities Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.
      --------------

     "SELLER INDEMNIFIED PERSONS" means and includes the Sellers and their
      --------------------------
respective personal representatives, estates and heirs.

     "SELLER INDEMNIFYING PERSONS" means and includes the Sellers and their
      ---------------------------
respective personal representatives, estates and heirs.

     "SELLER LOSSES" shall mean any and all Losses sustained, suffered or
      -------------
incurred by any Seller Indemnified Person arising from or in connection with any matter which is the subject of indemnification under ARTICLE IX.
                                                     ----------

     "SPECIAL TAX LOSSES" means (i) all Taxes payable by the Companies with
      ------------------
respect to all periods through the Closing Date and (ii) any and all Losses sustained, suffered or incurred by any Purchaser Indemnified Person arising from or in connection with the existence of any facts or circumstances that constitute (or would constitute notwithstanding the disclosure of such facts or circumstances or such Losses) any untruth, inaccuracy or breach of the representations and warranties of the Sellers contained in SECTION 5.9, in each
                                                           -----------
case in clause (i) and clause (ii) that relate to or arise out of any compensation, dividends, distributions or other payments made (including by way of expenses incurred by the Companies on behalf of such Persons) by any of the Companies or their Affiliates to any Seller, former shareholder of any of the Companies or their respective Affiliates or any officer of any of the Companies or their respective Affiliates.

     "SUBSIDIARY" shall mean Intermodal Container Service, Inc., a California
      ----------
corporation.

     "TAX RETURN" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TAXES" means, with respect to any Person, (i) all income taxes (including
      -----
any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in CLAUSE (I) above as a result of (A) being a "transferee" (within the meaning
   ----------                                   ----------
of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

                                   ANNEX III

                               ADDITIONAL AMOUNT
                               -----------------

The Additional Amount shall be calculated as follows:

     An amount equal to: a) $3,030,958, plus b) net income for the period from and including July 1, 1997, through and including November 30, 1997 (calculated on a pre-tax basis for ICI and an after-tax basis for ICS and its subsidiary, as defined below), minus c) dividends paid by the Company during the period from and including July 1, 1997, through and including the Closing Date.

For the purpose of the above calculation, the following will apply:

          (i) Net income will be calculated in accordance with GAAP, as applied by the Company for the periods 1995 and 1996 plus the interim period through June 30, 1997, except that no allocations that might otherwise be required by GAAP will be made for (A) accruals for rail refunds, (B) charges for split-dollar life insurance policies maintained for the benefit of key employees, and (C) accruals for vacation pay and bonuses arising in the ordinary course of business, as and to the extent consistent with the Companies' historical practice.

          (ii) Net income will not be reduced by any extraordinary or one-time write-off or write-down of goodwill during the period.

          (iii) With regard to the recognition of income due to customer credit balances and the reversal of prior period accounts payable, such recognition will be made on a basis consistent with past practice as to amount and timing of such recognition. Notwithstanding the foregoing, the offsets made since June 30, 1997, of $18,859in accounts receivable from Riverwood International against $17,880 in accounts payable to Riverwood International will not be taken into account in determining net income for purposes of calculating the Additional Amount.

          (iv) Income tax expense for the above calculation will be based on pre-tax income for the period from July 1, 1997, through November 30, 1997, and will not take into account any reversal of, or additions to, tax reserves based on prior periods.

          (v) Net income used in the calculation of the Additional Amount and the Estimated Additional Amount will be adjusted by the after-tax amount of the estimated pre-tax expense reimbursement of $247,174 made by the Sellers prior to the Closing and referred to in Section 1.3(c) of this Agreement,
                                             --------------
     which shall increase November's net income.